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PROSPECTUS TABLE OF CONTENTS

As filed with the Securities and Exchange Commission on November 23, 2005

Registration No. 333-128407

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2
to
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FRONTIER AIRLINES, INC.
(Exact name of registrant as specified in its charter)

Colorado	84-1256945
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7001 Tower Road
Denver, Colorado 80249
(720) 374-4200
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Paul H. Tate
Senior Vice President and Chief Financial Officer
7001 Tower Road
Denver, Colorado 80249
(720) 374-4200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Douglas R. Wright
Jeffrey A. Sherman
Michael M. McGawn
Jonathan S. Asarch
Faegre & Benson LLP
3200 Wells Fargo Center
1700 Lincoln Street
Denver, Colorado 80203-4532
(303) 607-3500

        Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ☐

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

        Upon effectiveness, this registration statement shall constitute a post-effective amendment to a registration statement originally filed by the registrant on Form S-3, Commission file number 333-86256 (as subsequently amended), to remove from registration $64,150,000 in securities registered in such earlier registration statement that remain unsold as of the effective date of this registration statement.

PROSPECTUS

        This registration statement consists of two separate prospectuses. The first prospectus relates to the offer and sale from time to time by Frontier of debt securities, preferred stock, common stock and securities warrants, and the second prospectus relates to the offer and sale from time to time by Frontier of pass through certificates.

$250,000,000

FRONTIER AIRLINES, INC.

Debt Securities
Preferred Stock
Common Stock
Securities Warrants

        We will provide the specific terms of these securities as well as prices at which they will be sold, in supplements to this prospectus. You should read this prospectus and the applicable supplement carefully before you invest. See "Risk Factors" on page 2 for a discussion of certain factors that you should consider before purchasing our securities.

        Our common stock is quoted and traded on the Nasdaq National Market under the symbol "FRNT."

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        We will sell these securities directly to our shareholders or to purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions or discounts.

        You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have subsequently changed.

This prospectus is dated November 23, 2005

About This Prospectus
Where You Can Find More Information
Forward-Looking Statements
The Company
Risk Factors
Use of Proceeds
Dividend Policy
Ratio of Earnings to Fixed Charges
Description of Debt Securities
Description of Preferred Stock
Description of Common Stock
Description of Securities Warrants
Plan of Distribution
Legal Matters
Experts

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a "shelf" registration process. Under this shelf registration process, we may sell:

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  debt securities,

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  preferred stock,

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  common stock, and

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  securities warrants,

either separately or in units, in one or more offerings up to a total dollar amount of $250,000,000. This prospectus provides you with a general description of those securities. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

        The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about our company and the securities offered under this prospectus. That registration statement can be read at the SEC web site or at the SEC offices mentioned under the heading "Where You Can Find More Information."

        Whenever we refer to "we," "our" or "us" in this prospectus, we mean Frontier Airlines, Inc. When we refer to "you" or "yours," we mean the holders or prospective purchasers of the applicable series of securities.

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WHERE YOU CAN FIND MORE INFORMATION

        We file reports, proxy statements and other information with the SEC in accordance with the Securities Exchange Act of 1934. You may read and copy our reports, proxy statements and other information filed by us at the public reference facilities of the SEC in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. Our reports, proxy statements and other information filed with the SEC are available to the public over the Internet at the SEC's World Wide Web site at http://www.sec.gov.

        We "incorporate by reference" into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference into this prospectus, and information that we file subsequently with the SEC will automatically update information in this prospectus as well as our other filings with the SEC. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 after the initial filing of the registration statement that contains this prospectus and prior to the time that we sell all the securities offered under this prospectus:

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  Annual Report on Form 10-K for the year ended March 31, 2005;

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  Quarterly Report on Form 10-Q for the quarter ended June 30, 2005;

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  Current Report on Form 8-K filed June 2, 2005;

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  Current Report on Form 8-K filed June 13, 2005;

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  Current Report on Form 8-K filed June 16, 2005;

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  Quarterly Report on Form 10-Q for the quarter ended September 30, 2005;

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  The description of our common stock contained in the Registration Statement on Form 8-A as declared effective by the SEC on May 19, 1994, except that the number of authorized shares of common stock has been increased to 100,000,000; and

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  The description of our common stock purchase rights contained in the Registration Statement on Form 8-A filed on March 12, 1997, as amended by an amendment dated June 30, 1997 filed as Exhibit 4.4 to our Annual Report on Form 10-KSB for the year ended March 31, 1997, an amendment dated December 5, 1997 filed on Form 8-A/A on October 14, 1999, an amendment dated as of May 30, 2001 filed as Exhibit 4.4(d) to our Annual Report on Form 10-K for the year ended March 31, 2001, and two amendments each dated as of May 2, 2005 filed as Exhibits 4.2(E) and 4.2(F), respectively, to our Annual Report on Form 10-K for the year ended March 31, 2005.

        You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing to or telephoning us at the following address:

Corporate Secretary Frontier Airlines, Inc. 7001 Tower Road Denver, Colorado 80249 (720) 374-4200

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FORWARD-LOOKING STATEMENTS

        This prospectus, any prospectus supplement delivered with this prospectus and the documents we incorporate by reference may contain statements that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include any statements that predict, forecast, indicate or imply future results, performance or achievements, and may contain the words "believe," "anticipate," "expect," "estimate," "project," "will be," "will continue," "will result," or words or phrases of similar meaning. Any such forward-looking statements are not assurances of future performance and involve risks and uncertainties. Actual results may vary materially from anticipated results for a number of reasons, including those stated under the caption "Risk Factors" in our SEC reports incorporated in this prospectus by reference. All forward-looking statements attributable to us are expressly qualified in their entirety by the cautionary statements above.

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THE COMPANY

        Now in our 12th year of operations, we are a low cost, affordable fare airline operating primarily in a hub and spoke fashion connecting cities coast to coast through our hub at Denver International Airport ("DIA"). We are the second largest jet service carrier at DIA based on departures. As of September 12, 2005, we, in conjunction with Frontier JetExpress operated by Horizon Air Industries, Inc. ("Horizon"), operate routes linking our Denver hub to 48 U.S. cities spanning the nation from coast to coast and to five cities in Mexico. During the year ended March 31, 2005, we began certain point-to-point routes to Mexico from non-hub cities. As of September 12, 2005, we provided jet service to Cancun, Mexico directly from four non-hub cities.

        We were organized in February 1994 and we began flight operations in July 1994 with two leased Boeing 737-200 jets. We have since expanded our fleet in service to 49 jets as of September 12, 2005 (33 of which we lease and 16 of which we own), consisting of 42 Airbus A319s and seven Airbus A318s. In April 2005, we completed our plan to replace our Boeing aircraft with new purchased and leased Airbus jet aircraft.

        In September 2003, we signed a 12-year agreement with Horizon, under which Horizon operates up to nine 70-seat CRJ 700 aircraft under our Frontier JetExpress brand. The service began on January 1, 2004 with three aircraft. We have increased JetExpress aircraft to a total of eight aircraft in service and one spare aircraft as of September 12, 2005. We control the scheduling of this service. We reimburse Horizon for its expenses related to the operation plus a margin. The agreement provides for financial incentives, penalties and changes to the margin based on the performance of Horizon and our financial performance. As of September 12, 2005, Frontier JetExpress provided service to Albuquerque, New Mexico; Boise, Idaho; Billings, Montana; El Paso, Texas; Little Rock, Arkansas; Oklahoma City, Oklahoma; Spokane, Washington; Tucson, Arizona; Tulsa, Oklahoma, Dayton, Ohio, and Fresno, California, and supplements our mainline service to San Jose, California; Omaha, Nebraska; and Austin, Texas.

        We currently operate on 16 gates on Concourse A at DIA on a preferential basis. We use these 16 gates and share use of up to four common use regional jet parking positions to operate approximately 227 daily mainline flight departures and arrivals and 50 Frontier JetExpress daily system flight departures and arrivals.

        We have submitted applications to the United States Department of Transportation, or DOT, for authority to provide jet transportation to Acapulco from our Denver hub and to serve Cancun from Indianapolis, Indiana. In June 2005, we received approval from the DOT to fly non-stop from Kansas City to Puerto Vallarta, Mexico and to fly non-stop from DIA to Cozumel, Mexico. We intend to begin mainline service to these destinations with round-trip frequencies three times per week commencing December 17, 2005. In August 2005, we received approval from the DOT to fly non-stop from DIA to Acapulco, Mexico, and we intend to begin seasonal mainline service with round-trip frequencies two times per week beginning in December 2005.

        Due to our increased traffic in the first part of fiscal year 2006, we increased frequencies in the following markets: Reno, Nevada; San Jose, San Francisco and Sacramento, California; Nashville, Tennessee; Dallas, Texas; St. Louis, Missouri; Milwaukee, Wisconsin; and Minneapolis-St. Paul, Minnesota. We also expanded the 2005 season for Anchorage, Alaska to January 3, 2006 and added another frequency on June 19, 2005.

        In addition, we intend to increase service to other destinations in Mexico as follows: (1) resume seasonal service to Ixtapa/Zihuatanejo on November 19, 2005, adding an additional weekly frequency from the 2004 season for a total of three round-trip frequencies per week, (2) increase service from Denver to Cabo San Lucas and Puerto Vallarta beginning December 17, 2005, with daily service plus an additional Saturday frequency during peak periods to both destinations, and (3) increase to three flights

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each day to Cancun from Denver during the peak winter holiday periods, effective December 17, 2005. This represents an increase in our Cancun service from Denver and is part of our growing Cancun operation, which currently includes non-stop service to Cancun from St. Louis, Kansas City, Salt Lake City, Nashville and Denver.

        Our filings with the Securities and Exchange Commission are available at no cost on our website, www.frontierairlines.com, in the Investor Relations folder contained in the section titled "About Frontier". These reports include our annual report on Form 10-K, our quarterly reports on Form 10-Q, current reports on Form 8-K, Section 16 reports on Forms 3, 4 and 5, and any related amendments or other documents, and are made available as soon as reasonably practicable after we file the materials with the SEC.

        Our corporate headquarters are located at 7001 Tower Road, Denver, Colorado 80249. Our administrative office telephone number is 720-374-4200 and our reservations telephone number is 800-432-1359.

RISK FACTORS

        Prior to making an investment decision with respect to the securities that we may offer, prospective investors should carefully consider the specific factors set forth under the caption "Risk Factors" in the applicable prospectus supplement, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and the applicable prospectus supplement, in light of their particular investment objectives and financial circumstances.

USE OF PROCEEDS

        Unless otherwise indicated in an accompanying prospectus supplement, we intend to use the proceeds from the sale of the securities for general corporate purposes, which may include repayment of indebtedness, purchase of aircraft or other capital equipment and other capital expenditures, aircraft lease prepayments and additions to our working capital. Until the net proceeds have been used, they will be invested in short-term marketable securities.

DIVIDEND POLICY

        We have never declared or paid any cash dividends on our common stock or other securities and we do not anticipate paying cash dividends in the foreseeable future. We currently intend to retain our earnings, if any, for future growth. Future dividends on our common stock or other securities, if any, will be at the discretion of our board of directors and will depend on, among other things, our operations, capital requirements and surplus, general financial condition, contractual restrictions and such other factors as our board of directors may deem relevant.

RATIO OF EARNINGS TO FIXED CHARGES

	Fiscal Year Ended March 31,					Six Months Ended September 30,
	2001	2002	2003	2004	2005	2004	2005
Ratio of Earnings to Fixed Charges	4.27x	1.77x	—	1.44x	—	—	1.20x

        The historical earnings for the years ended March 31, 2003 and 2005 were inadequate to cover fixed charges by $78,329,000 and $92,424,000, respectively. The historical earnings for the six months ended September 30, 2004 were inadequate to cover fixed charges by $39,133,000.

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        For purposes of calculating the ratios, fixed charges consist of:

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  interest on debt;

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  accretion of discount on debt and amortization of debt issuance costs; and

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  the portion of rental expense estimated to represent interest (which we estimate to be 1/3 of rental expense).

        The ratio of earnings to fixed charges is calculated as follows:

(income before income taxes) + (fixed charges) (fixed charges)

        For the periods indicated above, we had no outstanding shares of preferred stock. Therefore, the combined ratios of earnings to fixed charges and preferred stock dividends are identical to the ratios presented above for all such periods.

DESCRIPTION OF DEBT SECURITIES

        This section describes the general terms and provisions of our debt securities. When we offer to sell a particular series of debt securities we will provide the specific terms of the series in a prospectus supplement. Accordingly, for a description of the terms of any series of debt securities, you must refer to both the prospectus supplement relating to that series and the description of the debt securities in this prospectus. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

        The debt securities will be issued under an indenture between us and the trustee named in the applicable prospectus supplement. As used in this prospectus, "debt securities" means the debentures, notes, bonds and other evidences of indebtedness that we issue and the trustee authenticates and delivers under the indenture.

        We have summarized the material terms and provisions of the indenture in this section. We have also filed the form of the indenture as an exhibit to the registration statement. You should read the form of indenture for additional information before you buy any debt securities. The summary that follows includes references to section numbers of the indenture so that you can more easily locate these provisions.

General

        The debt securities will be our direct obligations, which may be secured or unsecured, senior or subordinated and convertible into shares of our common stock or preferred stock. The indenture does not limit the amount of debt securities that we may issue and permits us to issue debt securities from time to time. Debt securities issued under the indenture will be issued as part of a series that has been established by us under the indenture. (Section 301)

        A prospectus supplement relating to a series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

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  the title and type of the debt securities;

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  any limit on the total principal amount of the debt securities;

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  the price at which the debt securities will be issued;

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  the date or dates on which the principal of and premium, if any, on the debt securities will be payable;

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  the maturity date of the debt securities;

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  if the debt securities will bear interest:

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  the interest rate on the debt securities, and whether the interest rate will be fixed or variable, or the method used to determine the rate at which the debt securities will bear interest;

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  the date from which interest will accrue;

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  the record and interest payment dates for the debt securities;

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  the first interest payment date; and

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  any circumstances under which we may defer interest payments;

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  any optional redemption provisions that would permit us or the holders of debt securities to elect redemption of the debt securities prior to their final maturity;

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  any mandatory redemption or sinking fund provisions that would obligate us to redeem the debt securities prior to their final maturity;

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  whether the debt securities will be secured or unsecured;

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  any subordination provisions;

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  the terms applicable to any debt securities issued at a discount from their stated principal amount;

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  if the debt securities will be convertible into or exchangeable for our common stock, preferred stock, or other debt securities at our option or the option of the holders, the provisions relating to such conversion or exchange;

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  the currency or currencies in which the debt securities will be denominated and payable, if other than U.S. dollars;

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  any provisions that would permit us or the holders of the debt securities to elect the currency or currencies in which the debt securities are paid;

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  whether the provisions described under the heading "Defeasance" below apply to the debt securities;

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  any changes to or additional events of default or covenants;

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  whether we will issue the debt securities in whole or in part in the form of global securities and, if so, the depositary for those global securities;

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  any special tax implications of the debt securities;

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  any provisions relating to any security provided for the debt securities; and

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  any other terms of the debt securities. (Section 301)

Denominations

        Unless the prospectus supplement states otherwise, the debt securities will be issued only in registered form, without coupons, in denominations of $1,000 each or multiples of $1,000. If we ever issue bearer securities, we will summarize provisions of the indenture that relate to bearer securities in the applicable prospectus supplement.

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Payment; Transfer

        We will designate a place of payment where you can receive payment of the principal of and any premium and interest on the debt securities or transfer the debt securities. Even though we will designate a place of payment, we may elect to pay any interest on the debt securities by mailing a check to the person listed as the owner of the debt securities in the security register or by wire transfer to an account designated by that person in writing not less than ten days before the date of the interest payment. (Sections 305, 307, 1002) There will be no service charge for any registration of transfer or exchange of the debt securities, but we may require you to pay any tax or other governmental charge payable in connection with a transfer or exchange of the debt securities. (Section 305)

Covenants

        We will describe in the prospectus supplement any restrictive covenants applicable to an issue of debt securities.

Conversion and Exchange Rights

        We will describe in the applicable prospectus supplement the terms and conditions, if any, upon which the debt securities are convertible or exchangeable into common stock or preferred stock. Those terms will include:

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  whether the debt securities are convertible into or exchangeable for common stock or preferred stock;

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  the conversion price or exchange ratio, or manner of calculation;

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  the conversion or exchange period;

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  provisions regarding whether conversion or exchange will be at our option or at the option of the holders;

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  the events requiring an adjustment of the conversion price or exchange ratio; and

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  provisions affecting conversion or exchange in the event of the redemption of the debt securities.

Consolidation, Merger or Sale

        We may not consolidate or merge with or into any other corporation or convey, transfer, or lease substantially all of our assets, or accept a conveyance, transfer or lease of substantially all of the assets of another company unless:

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  the resulting or acquiring corporation, if other than us, is an entity organized and validly existing under the laws of the United States, any state of the United States or the District of Columbia, and expressly assumes all of our responsibilities and liabilities under the indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the indenture;

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  immediately after the transaction, no event of default exists; and

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  we deliver an officer's certificate to the trustee stating that any such transaction is in compliance with the terms of the indenture. (Section 801)

        If we consolidate or merge with or into any other corporation or sell all or substantially all of our assets according to the terms and conditions of the indenture, the resulting or acquiring corporation will be substituted for us in the indenture with the same effect as if it had been an original party to the indenture. As a result, the successor corporation may exercise our rights and powers under the

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indenture, in our name or in its own name and we will be released from all our liabilities and obligations under the indenture and under the debt securities. (Section 802)

Events of Default

        Unless otherwise stated in the applicable prospectus supplement, an "event of default," when used in the indenture with respect to any series of debt securities, means any of the following:

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  failure to pay interest on any debt security of that series for 30 days after the payment is due;

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  failure to pay the principal of or any premium on any debt security of that series when due;

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  failure to deposit any sinking fund payment on debt securities of that series when due;

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  failure to perform any other covenant in the indenture that applies to debt securities of that series for 90 days after we have received written notice of the failure to perform in the manner specified in the indenture;

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  certain events in bankruptcy, insolvency or reorganization; or

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  any other event of default that may be specified for the debt securities of that series when that series is created. (Section 501)

        If an event of default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series may declare the entire principal of all the debt securities of that series to be due and payable immediately. If a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series can, subject to certain conditions, rescind the declaration. (Sections 502, 513)

        The prospectus supplement relating to each series of debt securities that are original issue discount securities will describe the particular provisions that relate to the acceleration of maturity of a portion of the principal amount of that series when an event of default occurs and continues.

        An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture. The indenture requires us to file an officers' certificate with the trustee each year that states that certain defaults do not exist under the terms of the indenture. (Section 1008) The trustee may withhold notice to the holders of debt securities of any default, except defaults in the payment of principal, premium, interest or any sinking fund installment, if it considers the withholding of notice to be in the best interests of the holders. (Section 602)

        Other than its duties in the case of a default, a trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable indemnification. (Sections 601, 603) If reasonable indemnification is provided, then, subject to certain other rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series may, with respect to the debt securities of that series, direct the time, method and place of:

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  conducting any proceeding for any remedy available to the trustee; or

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  exercising any trust or power conferred upon the trustee. (Sections 512, 603)

        The holder of a debt security of any series will have the right to begin any proceeding with respect to the indenture or for any remedy only if:

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  the holder has previously given the trustee written notice of a continuing event of default with respect to that series;

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  the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request of, and offered reasonable indemnification to, the trustee to begin the proceeding;

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  the trustee has not started the proceeding within 60 days after receiving the request; and

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  the trustee has not received directions inconsistent with the request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series during those 60 days. (Section 507)

However, the holder of any debt security will have an absolute right to receive payment of principal of and any premium and interest on the debt security when due and to institute suit to enforce the payment. (Section 508)

Modification and Waiver

        Under the indenture, we and the trustee can modify or amend the indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series of debt securities affected by the modification or amendment. However, we may not, without the consent of the holder of each debt security affected:

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  change the stated maturity date of any payment of principal or interest;

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  reduce certain payments due on the debt securities;

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  change the place of payment or currency in which any payment on the debt securities is payable;

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  limit a holder's right to sue us for the enforcement of certain payments due on the debt securities;

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  reduce the percentage of outstanding debt securities required to consent to a modification or amendment of the indenture;

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  limit a holder's right, if any, to repayment of debt securities at the holder's option; or

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  modify any of the foregoing requirements or a reduction in the percentage of outstanding debt securities required to waive compliance with certain provisions of the indenture or to waive certain defaults under the indenture. (Section 902)

        Under the indenture, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series of debt securities may, on behalf of all holders of that series:

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  waive compliance by us with certain restrictive covenants of the indenture; and

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  waive any past default under the indenture, except:

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  a default in the payment of the principal of or any premium or interest on any debt securities of that series; or

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  a default under any provision of the indenture that itself cannot be modified or amended without the consent of the holders of each outstanding debt security of that series. (Sections 1009, 513)

Defeasance

        Defeasance and Discharge.    At the time that we establish a series of debt securities under the indenture, we can provide that the debt securities of that series are subject to the defeasance and discharge provisions of the indenture. If we so provide, we will be discharged from our obligations on the debt securities of that series if we deposit with the trustee, in trust, sufficient money or government

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obligations to pay the principal, interest, any premium and any other sums due on the debt securities of that series, such as sinking fund payments, on the dates the payments are due under the indenture and the terms of the debt securities. (Section 403) As used above, "government obligations" mean:

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  securities of the same government that issued the currency in which the series of debt securities are denominated and in which interest is payable; or

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  securities of government agencies backed by the full faith and credit of that government. (Section 101)

        In the event that we deposit funds in trust and discharge our obligations under a series of debt securities as described above, then:

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  the indenture will no longer apply to the debt securities of that series (except for obligations to compensate, reimburse and indemnify the trustee, to register the transfer and exchange of debt securities, to replace lost, stolen or mutilated debt securities and to maintain paying agencies and the trust funds); and

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  holders of debt securities of that series can only look to the trust fund for payment of principal, any premium and interest on the debt securities of that series. (Section 403)

        Under federal income tax law, a deposit and discharge as described above may be treated as an exchange of the related debt securities for an interest in the trust mentioned above. Each holder might be required to recognize gain or loss equal to the difference between:

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  the holder's cost or other tax basis for the debt securities, and

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  the value of the holder's interest in the trust.

Holders might be required to include in income a share of the income, gain or loss of the trust, including gain or loss recognized in connection with any substitution of collateral, as described in this section under the heading "—Substitution of Collateral" below. You are urged to consult your own tax advisers as to the specific consequences of a deposit and discharge as described above, including the applicability and effect of tax laws other than federal income tax law.

        Defeasance of Certain Covenants and Certain Events of Default.    At the time that we establish a series of debt securities under the indenture, we can provide that the debt securities of that series are subject to the covenant defeasance provisions of the indenture. If we so provide and we make the deposit described in this section under the heading "—Defeasance and Discharge" above:

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  we will not have to comply with the following restrictive covenants contained in the indenture:

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  Consolidation, Merger or Sale (Section 801);

  •
  Maintenance of Properties and Payment of Taxes and Other Claims (Sections 1005 and 1007); and

  •
  any other covenant we designate when we establish the series of debt securities; and

  •
  we will not have to treat the events described in the fourth bullet point under the heading "—Events of Default" as they relate to the covenants listed above that have been defeased and no longer are in effect and the events described in the fifth and sixth bullet points under the heading "—Events of Default" as events of default under the indenture in connection with that series.

In the event of a defeasance, our obligations under the indenture and the debt securities, other than with respect to the covenants and the events of default specifically referred to above, will remain in effect. (Section 1501)

8

        If we exercise our option not to comply with the certain covenants listed above and the debt securities of that series become immediately due and payable because an event of default has occurred, other than as a result of an event of default specifically referred to above, the amount of money and/or government obligations on deposit with the trustee will be sufficient to pay the principal, interest, any premium and any other sums, due on the debt securities of that series (such as sinking fund payments) on the date the payments are due under the indenture and the terms of the debt securities, but may not be sufficient to pay amounts due at the time of acceleration. However, we would remain liable for the balance of the payments. (Section 1501)

        Substitution of Collateral.    At the time that we establish a series of debt securities under the indenture, we can provide for our ability to, at any time, withdraw any money or government obligations deposited under the defeasance provisions described above if we simultaneously substitute other money and/or government obligations that would satisfy our payment obligations on the debt securities of that series under the defeasance provisions applicable to those debt securities. (Section 402)

Limited Liability of Some Persons

        No past, present or future shareholder, incorporator, employee, officer or director of ours or any successor corporation or any of our affiliates will have any personal liability for our obligations under the indenture or the debt securities because of his, her or its status as a shareholder, incorporator, employee, officer or director.

DESCRIPTION OF PREFERRED STOCK

        We currently have no outstanding shares of preferred stock. Under our articles of incorporation, our board of directors is authorized to issue shares of our preferred stock from time to time, in one or more classes or series, without shareholder approval. Prior to the issuance of shares of each series, the board of directors is required by the Colorado Business Corporation Act and our articles of incorporation to adopt resolutions and file a certificate of designation with the Secretary of State of the State of Colorado. The certificate of designation fixes for each class or series the designations, powers, preferences, rights, qualifications, limitations and restrictions, including the following:

  •
  the number of shares constituting each class or series;

  •
  voting rights;

  •
  rights and terms of redemption, including sinking fund provisions;

  •
  dividend rights and rates;

  •
  terms concerning the distribution of assets;

  •
  conversion or exchange terms;

  •
  redemption prices; and

  •
  liquidation preferences.

        All shares of preferred stock offered by this prospectus will, when issued, be validly issued, fully paid and nonassessable and will not have any preemptive or similar rights. Our board of directors could authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of discouraging a takeover or other transaction that might involve a premium price for holders of the shares or that holders might believe to be in their best interests.

9

        We will describe in a prospectus supplement relating to the class or series of preferred stock being offered the following terms:

  •
  the title and stated value of the preferred stock;

  •
  the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

  •
  the dividend rate(s), period(s) or payment date(s) or method(s) of calculation applicable to the preferred stock;

  •
  whether dividends are cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock will accumulate;

  •
  the procedures for any auction and remarketing, if any, for the preferred stock;

  •
  the provisions for a sinking fund, if any, for the preferred stock;

  •
  the provision for redemption, if applicable, of the preferred stock;

  •
  any listing of the preferred stock on any securities exchange;

  •
  the terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock, including the conversion price or manner of calculation and conversion period;

  •
  voting rights, if any, of the preferred stock;

  •
  a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;

  •
  the relative ranking and preferences of the preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding up of our affairs;

  •
  any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

  •
  any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

        Unless we specify otherwise in the applicable prospectus supplement, the preferred stock will rank, relating to dividends and upon our liquidation, dissolution or winding up:

  •
  senior to all classes or series of our common stock and to all of our equity securities ranking junior to the preferred stock;

  •
  on a parity with all of our equity securities the terms of which specifically provide that the equity securities rank on a parity with the preferred stock; and

  •
  junior to all of our equity securities the terms of which specifically provide that the equity securities rank senior to the preferred stock.

        The term equity securities does not include convertible debt securities.

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DESCRIPTION OF COMMON STOCK

        As of September 13, 2005, we had 36,172,897 shares of our common stock outstanding held of record by approximately 1,430 shareholders.

        Each holder of our common stock is entitled to one vote for each share of common stock held on all matters as to which holders of common stock are entitled to vote and do not have cumulative voting rights. Except for and subject to those preferences, rights, and privileges expressly granted to the holders of our preferred stock, and except as may be provided by the laws of the State of Colorado, the holders of our common stock have exclusively all other rights of shareholders of our company, including (i) the right to receive dividends, when, as and if declared by our board of directors out of funds legally available for such dividends; and (ii) in the event of any distribution of assets upon our dissolution and liquidation, the right to receive ratably and equally all of our assets remaining after payment of indebtedness and other liabilities and the satisfaction of any liquidation preferences granted to the holders of any outstanding shares of preferred stock or other equity securities ranking senior to the common stock.

        Holders of our common stock have no preemptive rights and no conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock. All the outstanding shares of common stock are, and the shares offered by this prospectus, when issued and paid for, will be, validly issued, fully paid and nonassessable. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any shares of our outstanding preferred stock.

Anti-Takeover Provisions Contained in Our Articles of Incorporation and Bylaws

        Certain provisions of our articles of incorporation and bylaws make it less likely that our management would be changed or someone would acquire voting control of our company without our board's consent. These provisions may delay, deter or prevent tender offers or takeover attempts that shareholders may believe are in their best interests, including tender offers or attempts that might allow shareholders to receive premiums over the market price of their common stock.

        Preferred Stock.    Under our restated articles of incorporation, as amended, our board of directors can, at any time and without shareholder approval, issue one or more new series of preferred stock. In some cases, the issuance of preferred stock without shareholder approval could discourage or make more difficult attempts to take control of our company through a merger, tender offer, proxy contest or otherwise. Preferred stock with special voting rights or other features issued to persons favoring our management could stop a takeover by preventing the person trying to take control of our company from acquiring enough voting shares necessary to take control.

        Number of Directors; Filling Vacancies.    Our bylaws provide that the board of directors will consist of such number of directors as may be set by resolution of the then-current board. Further, the bylaws authorize the board of directors to fill newly created directorships. Accordingly, this provision could prevent a shareholder from obtaining majority representation on the board of directors by permitting the board of directors to enlarge the size of the board and fill the new directorships with its own nominees.

Rights Agreement

        In February 1997, our board of directors declared a dividend distribution of one right (a "Right") for each outstanding share of our common stock to shareholders of record at the close of business on March 15, 1997. Except as described below, each Right, when exercisable, entitles the registered holder to purchase from us one share of common stock at a purchase price of $65.00 per share (the "Purchase Price"), subject to adjustment. The Rights expire at the close of business on February 20, 2007, unless

11

we redeem or exchange them earlier as described below. The description and terms of the Rights are set forth in a Rights Agreement, as amended (as so amended, the "Rights Agreement"). As a result of the 50 percent stock dividend we distributed on March 5, 2001, there are currently 0.67 Rights associated with each outstanding share of common stock.

        The Rights are exercisable upon the earlier of (i) 10 days following a public announcement that a person or group of affiliated or associated persons other than us, our subsidiaries or any person receiving newly-issued shares of common stock directly from us or indirectly via an underwriter in connection with a public offering by us (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the outstanding shares of common stock (the "Stock Acquisition Date"), or (ii) 10 business days following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 20% or more of such outstanding shares of common stock. If any person becomes an Acquiring Person other than pursuant to a Qualifying Offer (as defined below), each holder of a Right has the right to receive, upon exercise, common stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the exercise price of the Right. Notwithstanding any of the foregoing, all Rights that are beneficially owned by any Acquiring Person will be null and void. However, Rights are not exercisable in any event until such time as the Rights are no longer redeemable by us as set forth below.

        A "Qualifying Offer" means a tender offer or exchange offer for, or merger proposal involving, all outstanding shares of common stock at a price and on terms determined by at least a majority of our board of directors who are not our officers or employees and who are not related to the person making such offer, to be fair to and in our best interests and the best interests of our shareholders. If after the Stock Acquisition Date we are acquired in a merger or other business combination transaction in which the common stock is changed or exchanged or in which we are not the surviving corporation (other than a merger that follows a Qualifying Offer) or 50% or more of our assets or earning power is sold or transferred, each holder of a Right shall have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right.

        The Purchase Price payable, and the number of shares of common stock or other securities or property issuable, upon exercise of the Right, and the number of Rights associated with each share of common stock, are all subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the common stock, (ii) if holders of the common stock are granted certain rights or warrants to subscribe for common stock or convertible securities at less than the current market price of the common stock, or (iii) upon the distribution to holders of the common stock of evidences of indebtedness or assets or of subscription rights or warrants. At any time until ten days following the Stock Acquisition Date, we may redeem the Rights in whole at a price of $.01 per Right. Upon the action of the board of directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $.01 redemption price. While the distribution, if any, of the Rights will not be taxable to shareholders or to us, shareholders may, depending upon the circumstances, recognize taxable income if the Rights become exercisable for our common stock or for common stock of the acquiring company.

        The rights trade automatically with shares of common stock, and are designed to protect the interests of our company and shareholders against coercive takeover tactics. The rights are also designed to encourage potential acquirors to negotiate with our board of directors before attempting a takeover and to increase the ability of our board of directors to negotiate terms of any proposed takeover that benefit our shareholders. The rights may, but are not intended to, deter takeover proposals that may be in the best interests of our shareholders.

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DESCRIPTION OF SECURITIES WARRANTS

        This section describes the general terms and provisions of the securities warrants. The prospectus supplement will describe the specific terms of the securities warrants offered through that prospectus supplement and any general terms outlined in this section that will not apply to those securities warrants.

        We may issue warrants for the purchase of debt securities, preferred stock or common stock, which we will collectively refer to as the "securities warrants." Securities warrants may be issued alone or together with debt securities, preferred stock or common stock offered by any prospectus supplement and may be attached to or separate from those securities. Each series of securities warrants will be issued under a separate warrant agreement between us and a bank or trust company, as warrant agent, which will be described in the applicable prospectus supplement. The securities warrant agent will act solely as our agent in connection with the securities warrants and will not act as an agent or trustee for any holders of securities warrants.

        We have summarized the material terms and provisions of the securities warrant agreements and securities warrants in this section. We have also filed the forms of securities warrant agreements and the certificates representing the securities warrants as exhibits to the registration statement. You should read the applicable forms of securities warrant agreement and securities warrant certificate for additional information before you buy any securities warrants.

General

        If we offer securities warrants, the applicable prospectus supplement will describe their terms. If securities warrants for the purchase of debt securities are offered, the applicable prospectus supplement will describe the terms of those securities warrants, including the following if applicable:

  •
  the offering price;

  •
  the currencies in which the securities warrants are being offered;

  •
  the designation, aggregate principal amount, currencies, denominations and terms of the series of the debt securities that can be purchased if a holder exercises the securities warrants;

  •
  the designation and terms of any series of debt securities or preferred stock with which the securities warrants are being offered and the number of securities warrants offered with each debt security, share of preferred stock or share of common stock;

  •
  the date on and after which the holder of the securities warrants can transfer them separately from the related common stock or series of debt securities or preferred stock;

  •
  the principal amount of the series of debt securities that can be purchased if a holder exercises the securities warrant and the price at which and currencies in which the principal amount may be purchased upon exercise;

  •
  the date on which the right to exercise the securities warrants begins and the date on which the right expires;

  •
  United States federal income tax consequences; and

  •
  any other terms of the securities warrants.

Unless we state otherwise in the applicable prospectus supplement, the securities warrants for the purchase of debt securities will be in registered form only.

13

        If securities warrants for the purchase of preferred stock or common stock are offered, the applicable prospectus supplement will describe the terms of those securities warrants, including the following where applicable:

  •
  the offering price;

  •
  the total number of shares that can be purchased if a holder of the securities warrants exercises them and, in the case of securities warrants for preferred stock, the designation, total number and terms of the series of preferred stock that can be purchased upon exercise;

  •
  the designation and terms of the series of debt securities or preferred stock with which the securities warrants are being offered and the number of securities warrants being offered with each debt security, share of preferred stock or share of common stock;

  •
  the date on and after which the holder of the securities warrants can transfer them separately from the related common stock or series of debt securities or preferred stock;

  •
  the number of shares of preferred stock or shares of common stock that can be purchased if a holder exercises the securities warrant and the price at which the preferred stock or common stock may be purchased upon each exercise;

  •
  the date on which the right to exercise the securities warrants begins and the date on which the right expires;

  •
  United States federal income tax consequences; and

  •
  any other terms of the securities warrants.

Securities warrants for the purchase of preferred stock or common stock will be in registered form only.

        A holder of securities warrant certificates may:

  •
  exchange them for new certificates of different denominations;

  •
  present them for registration of transfer; and

  •
  exercise them at the corporate trust office of the securities warrant agent or any other office indicated in the applicable prospectus supplement.

Until any securities warrants to purchase debt securities are exercised, the holder of these securities warrants will not have any of the rights of holders of the debt securities that can be purchased upon exercise, including any right to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the indenture. Until any securities warrants to purchase preferred stock or common stock are exercised, holders of these securities warrants will not have any rights of holders of the underlying preferred stock or common stock, including any right to receive dividends or to exercise any voting rights.

Exercise of Securities Warrants

        Each holder of a securities warrant is entitled to purchase the principal amount of debt securities or number of shares of preferred stock or shares of common stock, as the case may be, at the exercise price described in the applicable prospectus supplement. After the close of business on the day when the right to exercise terminates (or a later date if we extend the time for exercise), unexercised securities warrants will become void.

14

        A holder of securities warrants may exercise them by following the general procedure outlined below:

  •
  delivering to the securities warrant agent the payment required by the applicable prospectus supplement to purchase the underlying security;

  •
  properly completing and signing the reverse side of the securities warrant certificate representing the securities warrants; and

  •
  delivering the securities warrant certificate representing the securities warrants to the securities warrant agent within five business days of the securities warrant agent receiving payment of the exercise price.

        If you comply with the procedures described above, your securities warrants will be considered to have been exercised when the securities warrant agent receives payment of the exercise price. After you have completed those procedures, we will, as soon as practicable, issue and deliver to you the debt securities, preferred stock or common stock that you purchased upon exercise. If you exercise fewer than all of the securities warrants represented by a securities warrant certificate, the securities warrant agent will issue to you a new securities warrant certificate for the unexercised amount of securities warrants. Holders of securities warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the securities warrants.

Amendments and Supplements to Securities Warrant Agreements

        We may amend or supplement a securities warrant agreement without the consent of the holders of the applicable securities warrants if the changes are not inconsistent with the provisions of the securities warrants and do not materially adversely affect the interests of the holders of the securities warrants. We, along with the securities warrant agent, may also modify or amend a securities warrant agreement and the terms of the securities warrants if holders of a majority of the then-outstanding unexercised securities warrants affected by the modification or amendment consent. However, no modification or amendment that accelerates the expiration date, increases the exercise price, reduces the majority consent requirement for any such modification or amendment, or otherwise materially adversely affects the rights of the holders of the securities warrants may be made without the consent of each holder affected by the modification or amendment.

Common Stock Warrant Adjustments

        Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of shares of common stock covered by, a common stock warrant will be adjusted in the manner set forth in the applicable prospectus supplement if certain events occur, including:

  •
  if we issue capital stock as a dividend or distribution on the common stock;

  •
  if we subdivide, reclassify or combine the common stock;

  •
  if we issue rights or warrants to all holders of common stock entitling them to purchase common stock at less than the current market price; or

  •
  if we distribute to all holders of common stock evidences of our indebtedness or our assets, excluding certain cash dividends and distributions described below, or if we distribute to all holders of common stock rights or warrants, excluding those referred to in the bullet point above.

        Except as stated above, the exercise price and number of shares of common stock covered by a common stock warrant will not be adjusted if we issue common stock or any securities convertible into

15

or exchangeable for common stock, or securities carrying the right to purchase common stock or securities convertible into or exchangeable for common stock.

        Holders of common stock warrants may have additional rights under the following circumstances:

  •
  a reclassification or change of the common stock;

  •
  a consolidation or merger involving our company; or

  •
  a sale or conveyance to another corporation of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our common stock are entitled to receive stock, securities, other property or assets, including cash, with respect to or in exchange for common stock, the holders of the common stock warrants then outstanding will be entitled to receive upon exercise of their common stock warrants the kind and amount of shares of stock and other securities or property that they would have received upon the reclassification, change, consolidation, merger, sale or conveyance if they had exercised their common stock warrants immediately before the transaction.

PLAN OF DISTRIBUTION

        We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities (1) through underwriters or dealers, (2) through agents and/or (3) directly to one or more purchasers. We may distribute the securities from time to time in one or more transactions at:

  •
  a fixed price or prices, which may be changed;

  •
  market prices prevailing at the time of sale;

  •
  prices related to the prevailing market prices; or

  •
  negotiated prices.

        We may solicit directly offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of our securities.

        If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

        If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

        We will provide in the applicable prospectus supplement any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities,

16

including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

        The securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

        When we issue the securities offered under this prospectus, except for shares of common stock, they may be new securities without an established trading market. If we sell a security offered under this prospectus to an underwriter for public offering and sale, the underwriter may make a market for that security, but the underwriter will not be obligated to do so and could discontinue any market making without notice at any time. Therefore, we cannot give any assurances to you concerning the liquidity of any security offered under this prospectus.

        We may provide underwriters, agents, dealers or purchasers with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the underwriters, agents, dealers or purchasers may make with respect to such liabilities.

        The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.

LEGAL MATTERS

        Faegre & Benson LLP, Denver, Colorado, will issue an opinion about the legality of the securities offered under this prospectus. Any underwriters will be represented by their own legal counsel.

EXPERTS

        The financial statements of Frontier Airlines, Inc. as of March 31, 2005 and 2004, and for each of the years in the three-year period ended March 31, 2005, and management's assessment of the effectiveness of internal control over financial reporting as of March 31, 2005, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

17

PROSPECTUS

$250,000,000

FRONTIER AIRLINES, INC.

Pass Through Certificates

        Pass through trusts formed by Frontier may offer for sale up to $250,000,000 aggregate face amount of pass through certificates from time to time under this prospectus and one or more prospectus supplements. Each pass through certificate will represent an interest in a pass through trust. The property of the pass through trust will include equipment notes issued by:

  •
  one or more owner trustees, on a non-recourse basis, to finance a portion of the purchase price of aircraft that have been or will be leased to us as part of a leveraged lease transaction; or

  •
  Frontier to finance or refinance all or a portion of the purchase price of aircraft owned or to be purchased by us.

        The pass through certificates will not represent interest in or obligations of Frontier.

        Equipment notes issued by any owner trustee will be without recourse to us. For each aircraft, we or the owner trustee will issue one or more equipment notes with an interest rate, final maturity date and ranking of priority of payment described in a prospectus supplement.

        The pass through trustee will distribute to the holders of pass through certificates the interest paid on the equipment notes held in the related pass through trust on the dates and at the rates indicated in a prospectus supplement. Holders of pass through certificates will also receive distributions of the principal paid on the equipment notes in scheduled amounts and on dates specified in a prospectus supplement. Unless otherwise indicated in a prospectus supplement, we will not list the pass through certificates on any national securities exchange.

        We will provide the specific terms of a particular series of pass through certificates in supplements to this prospectus. You should read this prospectus and the applicable supplement carefully before you invest. See "Risk Factors" commencing on page 2 for a discussion of certain factors that you should consider before purchasing our securities.

        Our common stock is quoted and traded on the Nasdaq National Market under the symbol "FRNT."

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        We will sell these securities directly to our shareholders or to purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions or discounts.

        You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have subsequently changed.

This prospectus is dated November 23, 2005

About This Prospectus
Where You Can Find More Information
Forward-Looking Statements
Reports to Pass Through Certificateholders
The Company
Risk Factors
Use of Proceeds
Ratio of Earnings to Fixed Charges
Outline of Pass Through Trust Structure
Flow of Payments
Description of the Certificates
Description of the Equipment Notes
United States Federal Income Tax Considerations
ERISA Considerations
Plan of Distribution
Legal Matters
Experts

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a "shelf" registration process. Under this shelf registration process, we may sell pass through certificates in one or more offerings up to an aggregate face amount of $250,000,000. This prospectus provides you with a general description of the pass through certificates. Each time we sell pass through certificates, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

        The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about our company and the securities offered under this prospectus. That registration statement can be read at the SEC web site or at the SEC offices mentioned under the heading "Where You Can Find More Information."

        Whenever we refer to "we," "our" or "us" in this prospectus, we mean Frontier Airlines, Inc. When we refer to "you" or "yours," we mean the holders or prospective purchasers of the applicable series of securities.

i

WHERE YOU CAN FIND MORE INFORMATION

        We file reports, proxy statements and other information with the SEC in accordance with the Securities Exchange Act of 1934. You may read and copy our reports, proxy statements and other information filed by us at the public reference facilities of the SEC in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. Our reports, proxy statements and other information filed with the SEC are available to the public over the Internet at the SEC's World Wide Web site at http://www.sec.gov.

        We "incorporate by reference" into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference into this prospectus, and information that we file subsequently with the SEC will automatically update information in this prospectus as well as our other filings with the SEC. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 after the initial filing of the registration statement that contains this prospectus and prior to the time that we sell all the securities offered under this prospectus:

  •
  Annual Report on Form 10-K for the year ended March 31, 2005;

  •
  Quarterly Report on Form 10-Q for the quarter ended June 30, 2005;

  •
  Current Report on Form 8-K filed June 2, 2005;

  •
  Current Report on Form 8-K filed June 13, 2005;

  •
  Current Report on Form 8-K filed June 16, 2005;

  •
  Quarterly Report on Form 10-Q for the quarter ended September 30, 2005;

  •
  The description of our common stock contained in the Registration Statement on Form 8-A as declared effective by the SEC on May 19, 1994, except that the number of authorized shares of common stock has been increased to 100,000,000; and

  •
  The description of our common stock purchase rights contained in the Registration Statement on Form 8-A filed on March 12, 1997, as amended by an amendment dated June 30, 1997 filed as Exhibit 4.4 to our Annual Report on Form 10-KSB for the year ended March 31, 1997, an amendment dated December 5, 1997 filed on Form 8-A/A on October 14, 1999, an amendment dated as of May 30, 2001 filed as Exhibit 4.4(d) to our Annual Report on Form 10-K for the year ended March 31, 2001, and two amendments each dated as of May 2, 2005 filed as Exhibits 4.2(E) and 4.2(F), respectively, to our Annual Report on Form 10-K for the year ended March 31, 2005.

        You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing to or telephoning us at the following address:

Corporate Secretary Frontier Airlines, Inc. 7001 Tower Road Denver, Colorado 80249 (720) 374-4200

ii

FORWARD-LOOKING STATEMENTS

        This prospectus, any prospectus supplement delivered with this prospectus and the documents we incorporate by reference may contain statements that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include any statements that predict, forecast, indicate or imply future results, performance or achievements, and may contain the words "believe," "anticipate," "expect," "estimate," "project," "will be," "will continue," "will result," or words or phrases of similar meaning. Any such forward-looking statements are not assurances of future performance and involve risks and uncertainties. Actual results may vary materially from anticipated results for a number of reasons, including those stated under the caption "Risk Factors" in our SEC reports incorporated in this prospectus by reference. All forward-looking statements attributable to us are expressly qualified in their entirety by the cautionary statements above.

REPORTS TO PASS THROUGH CERTIFICATEHOLDERS

        The pass through trustee under each pass through trust will provide the certificateholders of each pass through trust with periodic statements concerning the distributions made from that pass through trust. See "Description of the Certificates—Reports to Certificateholders" for a description of these periodic statements.

iii

THE COMPANY

        Now in our 12th year of operations, we are a low cost, affordable fare airline operating primarily in a hub and spoke fashion connecting cities coast to coast through our hub at Denver International Airport ("DIA"). We are the second largest jet service carrier at DIA based on departures. As of September 12, 2005, we, in conjunction with Frontier JetExpress operated by Horizon Air Industries, Inc. ("Horizon"), operate routes linking our Denver hub to 48 U.S. cities spanning the nation from coast to coast and to five cities in Mexico. During the year ended March 31, 2005, we began certain point-to-point routes to Mexico from non-hub cities. As of September 12, 2005, we provided jet service to Cancun, Mexico directly from four non-hub cities.

        We were organized in February 1994 and we began flight operations in July 1994 with two leased Boeing 737-200 jets. We have since expanded our fleet in service to 49 jets as of September 12, 2005 (33 of which we lease and 16 of which we own), consisting of 42 Airbus A319s and seven Airbus A318s. In April 2005, we completed our plan to replace our Boeing aircraft with new purchased and leased Airbus jet aircraft.

        In September 2003, we signed a 12-year agreement with Horizon, under which Horizon operates up to nine 70-seat CRJ 700 aircraft under our Frontier JetExpress brand. The service began on January 1, 2004 with three aircraft. We have increased JetExpress aircraft to a total of eight aircraft in service and one spare aircraft as of September 12, 2005. We control the scheduling of this service. We reimburse Horizon for its expenses related to the operation plus a margin. The agreement provides for financial incentives, penalties and changes to the margin based on the performance of Horizon and our financial performance. As of September 12, 2005, Frontier JetExpress provided service to Albuquerque, New Mexico; Boise, Idaho; Billings, Montana; El Paso, Texas; Little Rock, Arkansas; Oklahoma City, Oklahoma; Spokane, Washington; Tucson, Arizona; Tulsa, Oklahoma, Dayton, Ohio, and Fresno, California, and supplements our mainline service to San Jose, California; Omaha, Nebraska; and Austin, Texas.

        We currently operate on 16 gates on Concourse A at DIA on a preferential basis. We use these 16 gates and share use of up to four common use regional jet parking positions to operate approximately 227 daily mainline flight departures and arrivals and 50 Frontier JetExpress daily system flight departures and arrivals.

        We have submitted applications to the United States Department of Transportation, or DOT, for authority to provide jet transportation to Acapulco from our Denver hub and to serve Cancun from Indianapolis, Indiana. In June 2005, we received approval from the DOT to fly non-stop from Kansas City to Puerto Vallarta, Mexico and to fly non-stop from DIA to Cozumel, Mexico. We intend to begin mainline service to these destinations with round-trip frequencies three times per week commencing December 17, 2005. In August 2005, we received approval from the DOT to fly non-stop from DIA to Acapulco, Mexico, and we intend to begin seasonal mainline service with round-trip frequencies two times per week beginning in December 2005.

        Due to our increased traffic in the first part of fiscal year 2006, we increased frequencies in the following markets: Reno, Nevada; San Jose, San Francisco and Sacramento, California; Nashville, Tennessee; Dallas, Texas; St. Louis, Missouri; Milwaukee, Wisconsin; and Minneapolis-St. Paul, Minnesota. We also expanded the 2005 season for Anchorage, Alaska to January 3, 2006 and added another frequency on June 19, 2005.

        In addition, we intend to increase service to other destinations in Mexico as follows: (1) resume seasonal service to Ixtapa/Zihuatanejo on November 19, 2005, adding an additional weekly frequency from the 2004 season for a total of three round-trip frequencies per week, (2) increase service from Denver to Cabo San Lucas and Puerto Vallarta beginning December 17, 2005, with daily service plus an additional Saturday frequency during peak periods to both destinations, and (3) increase to three flights each day to Cancun from Denver during the peak winter holiday periods, effective December 17, 2005. This represents an increase in our Cancun service from Denver and is part of our growing Cancun operation, which currently includes non-stop service to Cancun from St. Louis, Kansas City, Salt Lake City, Nashville and Denver.

        Our filings with the Securities and Exchange Commission are available at no cost on our website, www.frontierairlines.com, in the Investor Relations folder contained in the section titled "About Frontier". These reports include our annual report on Form 10-K, our quarterly reports on Form 10-Q, current reports on Form 8-K, Section 16 reports on Forms 3, 4 and 5, and any related amendments or other documents, and are made available as soon as reasonably practicable after we file the materials with the SEC.

        Our corporate headquarters are located at 7001 Tower Road, Denver, Colorado 80249. Our administrative office telephone number is 720-374-4200 and our reservations telephone number is 800-432-1359.

RISK FACTORS

        Prior to making an investment decision with respect to the securities that we may offer, prospective investors should carefully consider the specific factors set forth under the caption "Risk Factors" in the applicable prospectus supplement, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and the applicable prospectus supplement, in light of their particular investment objectives and financial circumstances.

USE OF PROCEEDS

        The pass through trustee(s) will use proceeds from the sale of pass through certificates to purchase equipment notes issued by us or an owner trustee secured by aircraft. The equipment notes are or will be issued by:

  •
  one or more owner trustees on a non-recourse basis to finance or refinance a portion of the purchase price of aircraft that have been or will be leased to us, or

  •
  us to finance or refinance all or a portion of the purchase price of aircraft owned or to be purchased by us.

        The pass through certificates will not represent interests in or obligations of Frontier.

        For each leased aircraft, the owner trustee will issue the related equipment notes, as nonrecourse obligations, and authenticated by a bank or trust company, as indenture trustee under either a separate supplement to an existing trust indenture and security agreement between the owner trustee and the indenture trustee or a separate trust indenture and security agreement. Each trust indenture and security agreement entered into by an owner trustee is referred to in this prospectus as a "Leased Aircraft Indenture." The owner trustee will also obtain a portion of the funding for the leased aircraft from an equity investment of one or more owner participants. A leased aircraft may also be subject to other financing arrangements that will be described in the applicable prospectus supplement. In connection with the refinancing of a leased aircraft, the owner trustee may refinance the existing equipment notes through the issuance of notes by a separate trust, which will be described in the applicable prospectus supplement.

        We will issue the equipment notes relating to aircraft owned by us under either a separate supplement to an existing trust indenture and mortgage or a separate trust indenture and mortgage. Each trust indenture and mortgage entered into by us is referred to in this prospectus as an "Owned Aircraft Indenture." The term "Indenture" refers to any Leased Aircraft Indenture and any Owned Aircraft Indenture.

        If the pass through trustee does not use the proceeds of any offering of pass through certificates to purchase equipment notes on the date of issuance of the pass through certificates, it will hold the proceeds for the benefit of the holders of the related pass through certificates under arrangements that we will describe in the applicable prospectus supplement. If the pass through trustee does not subsequently use any portion of the proceeds to purchase equipment notes by the date specified in the applicable prospectus supplement, it will return that portion of the proceeds to the holders of the related pass through certificates. In these circumstances, the prospectus supplement will describe how the proceeds of the pass through certificates will be held or applied including any depositary or escrow arrangements.

RATIO OF EARNINGS TO FIXED CHARGES

	Fiscal Year Ended March 31,					Six Months Ended September 30,
	2001	2002	2003	2004	2005	2004	2005
Ratio of Earnings to Fixed Charges	4.27x	1.77x	—	1.44x	—	—	1.20x

        The historical earnings for the years ended March 31, 2003 and 2005 were inadequate to cover fixed charges by $78,329,000 and $92,424,000, respectively. The historical earnings for the six months ended September 30, 2004 were inadequate to cover fixed charges by $39,133,000.

For purposes of calculating the ratios, fixed charges consist of:

  •
  interest on debt;

  •
  accretion of discount on debt and amortization of debt issuance costs; and

  •
  the portion of rental expense estimated to represent interest (which we estimate to be 1/3 of rental expense).

        The ratio of earnings to fixed charges is calculated as follows:

(income before income taxes) + (fixed charges) (fixed charges)

        For the periods indicated above, we had no outstanding shares of preferred stock. Therefore, the combined ratios of earnings to fixed charges and preferred stock dividends are identical to the ratios presented above for all such periods.

OUTLINE OF PASS THROUGH TRUST STRUCTURE

        Each series of pass through certificates will be issued by a separate pass through trust. Each separate pass through trust will be formed under a separate Pass Through Trust Agreement, between us and the pass through trustee named therein. All pass through certificates issued by a particular pass through trust will represent fractional undivided interests in that pass through trust. The trust property held in each pass through trust will consist of (a) equipment notes issued by us in connection with financing or refinancing the purchase of one or more aircraft, or (b) equipment notes issued by one or more owner trustees in connection with the financing or refinancing one or more leveraged lease transactions, as specified in the applicable prospectus supplement, and (c) any other property described in the applicable prospectus supplement.

        We or the owner trustee, acting for a trust, may issue one or more equipment notes in connection with the financing or refinancing of an aircraft or leveraged lease transaction. The equipment notes may have different interest rates and final maturity dates and rankings of priority of payment. Concurrently with the execution and delivery of each Pass Through Trust Agreement, the pass through trustee, on behalf of the related pass through trust, will enter into one or more agreements under which it will purchase or agree to purchase one or more equipment notes. Unless otherwise provided in a prospectus supplement, the equipment notes that constitute the property of a pass through trust will have the same interest rates as the interest rates stated on the pass through certificates issued by the pass through trust and the same priority of payment relative to each of the other equipment notes held by the pass through trust. Unless otherwise provided in a prospectus supplement, the latest maturity date for the equipment notes will occur on or before the final distribution date applicable to the pass through certificates issued by the pass through trust holding those equipment notes.

        For each pass through trust, the total initial face amount of the pass through certificates will equal the total initial principal amount of the equipment notes constituting the trust property of the pass through trust, unless otherwise specified in the applicable prospectus supplement. The pass through trustee will distribute payments of principal, any premium and interest received by it as holder of the equipment notes to the certificateholders of the pass through trust that hold those equipment notes.

FLOW OF PAYMENTS

        Each pass through trust may hold equipment notes relating to more than one aircraft. A prospectus supplement will describe the number of aircraft included in each offering and the interest rates, final maturity dates and rankings of priority in respect of payment of the equipment notes held by each pass through trust.

        In a leveraged leased aircraft transaction, we will lease each aircraft from the owner trustee under a separate lease. Each such lease is referred to in this prospectus as a "Lease." We will make scheduled rent payments for each aircraft under the Lease. As a result of the assignment under the related Leased Aircraft Indenture of specified rights of the owner trustee under the Lease, we will make the rent payments directly to the indenture trustee under the related Leased Aircraft Indenture. From these rent payments, the indenture trustee will pay to the pass through trustee the interest, principal and any premium due from the owner trustee on the equipment notes issued under the related Leased Aircraft Indenture and held in the related pass through trust. After the indenture trustee has made the payments on the equipment notes then due, the indenture trustee will pay the remaining balance to the owner trustee for the benefit of the related owner participant. The pass through trustee for each pass through trust will distribute to the related certificateholders payments received on the equipment notes held in the pass through trust.

        In an owned aircraft transaction, we will make scheduled payments on the equipment notes relating to each aircraft to the indenture trustee. From these payments, the indenture trustee will pay to the pass through trustee for each pass through trust the interest, principal and any premium due on the equipment notes issued under the related Owned Aircraft Indenture and held in the related pass through trust. The pass through trustee will distribute to the related certificateholders payments received on the equipment notes held in the pass through trust.

        In addition, this description generally assumes that, on or before the date of the sale of any series of pass through certificates, the related aircraft shall have been delivered and the ownership or lease financing arrangements for such aircraft shall have been put in place. However, it is possible that some or all of the aircraft related to a particular offering of pass through certificates may be subject to delayed aircraft financing arrangements. In the event of any delayed aircraft financing arrangements, some terms of the pass through certificates will differ from the terms described in this prospectus. The applicable prospectus supplement will reflect the material differences arising from delayed aircraft financing arrangements.

DESCRIPTION OF THE CERTIFICATES

        The discussion that follows is a summary of the terms of the pass through certificates that we expect will be common to all series and is not complete. The applicable prospectus supplement will describe most of the financial terms and other specific terms of a particular series of pass through certificates. The summary includes descriptions of the material terms of the Pass Through Trust Agreements. The form of Pass Through Trust Agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. The Pass Through Trust Agreements relating to each series of pass through certificates and the forms of Indentures, Note Purchase Agreements, if any, Participation Agreements, Leases, if the pass through certificates relate to a leased aircraft transaction, intercreditor agreement, if any, liquidity facility, if any, Trust Agreements and Collateral Agreements, if any, will be filed with the SEC as exhibits to a post-effective amendment to this registration statement, a Current Report on Form 8-K, a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K, as applicable, and this summary is qualified in its entirety by the detailed information appearing in each of these documents. This summary makes use of terms defined in and is qualified in its entirety by reference to the Pass Through Trust Agreements.

        Each prospectus supplement will include a glossary of terms used in connection with the pass through certificates offered thereby and the related equipment notes. The applicable prospectus supplement will describe the particular terms of the Indentures, the pass through certificates, the Leases and the Participation Agreements relating to any particular offering of pass through certificates. To the extent that any provision in any prospectus supplement is inconsistent with any provision of this summary, the provision of the prospectus supplement will control.

        The pass through certificates of each pass through trust will be issued in fully registered form only. Each pass through certificate will represent a fractional undivided interest in the separate pass through trust formed by the related Pass Through Trust Agreement under which that pass through certificate is issued. The property of each pass through trust will include (1) the equipment notes and any other property described in the applicable prospectus supplement held in that pass through trust, (2) all monies at any time paid on the equipment notes and the other property held in that pass through trust, (3) all monies due and to become due on the equipment notes and the other property held in the pass through trust and (4) funds from time to time deposited with the pass through trustee in accounts relating to that pass through trust. If specified in a prospectus supplement, the property of a pass through trust will also include rights under an intercreditor agreement relating to cross-subordination arrangements and monies receivable under a liquidity facility. Each pass through certificate will represent a pro rata share of the outstanding principal amount of the equipment notes and other property held in the related pass through trust and will be issued, unless otherwise specified in a prospectus supplement, in minimum denominations of $1,000 and integral multiples of $1,000 in excess of $1,000.

        A prospectus supplement will describe the specific series of pass through certificates offered by that prospectus supplement, including:

  (1)
  the specific designation and title of the pass through certificates and the pass through trust;

  (2)
  the pass through trustee for that series of pass through certificates;

  (3)
  the regular distribution dates and special distribution dates for the pass through certificates and any cut-off date for the purchase of an aircraft;

  (4)
  whether the pass through certificates will be issued in accordance with a book-entry system;

  (5)
  a description of:

  (a)
  the equipment notes to be purchased by that pass through trust, including the period(s) within which, the price(s) at which, and the terms and conditions upon which the equipment notes may or must be repaid in whole or in part, by us or the related owner trustee;

    (b)
    the payment priority of the equipment notes in relation to any other equipment notes issued with respect to the related aircraft;

    (c)
    any additional security or liquidity facilities for the pass through certificates;

    (d)
    any intercreditor issues among the holders of equipment notes having different priorities;

    (e)
    any provisions for defeasance or covenant defeasance; and

    (f)
    any arrangements for the investment or other use of proceeds of the pass through certificates prior to the purchase of equipment notes, and any arrangements relating to any delayed aircraft financing arrangements;

  (6)
  a description of the related aircraft, including whether the aircraft is a leased aircraft or an owned aircraft;

  (7)
  a description of the related Participation Agreement or Note Purchase Agreement and Indenture, including a description of events of default under the Indenture, remedies exercisable upon the occurrence of an event of default and any limitations on the exercise of remedies;

  (8)
  if the pass through certificates relate to leased aircraft, a description of the related Lease, Trust Agreement and any Collateral Agreement, including:

  (a)
  the name of the owner trustee;

  (b)
  a description of the events of default under the Lease, remedies exercisable upon the occurrence of an event of default and any limitations on the exercise of remedies; and

  (c)
  any rights of the owner trustee or owner participant to cure failures of Frontier to pay rent under the Lease;

  (9)
  the extent, if any, to which the provisions of the operative documents applicable to the equipment notes may be amended without the consent of the holders of the equipment notes, or upon the consent of the holders of a specified percentage of the total principal amount of the equipment notes;

  (10)
  a description of the related Indenture;

  (11)
  a description of any intercreditor or subordination provisions among the holders of pass through certificates, including any cross-subordination provisions among the holders of pass through certificates in separate pass through trusts;

  (12)
  a description of any deposit or escrow agreement, any liquidity or revolving credit facility or other like arrangement providing collateralization, credit support or liquidity enhancement for any series of pass through certificate or any class of equipment notes; and

  (13)
  any other special terms of the pass through certificates.

        The equipment notes issued under an Indenture may be held in more than one pass through trust and any pass through trust may hold equipment notes issued under more than one Indenture. Unless otherwise provided in a prospectus supplement, a pass through trust may only hold equipment notes having the same priority of payment. Equipment notes that have the same priority of payment are referred to as a "class."

        Interest will be passed through to certificateholders of each pass through trust at the rate payable on the equipment notes held in the pass through trust, as specified for the pass through trust in the prospectus supplement.

        The pass through certificates represent interests in the related pass through trust only and all payments and distributions will be made only from the trust property of the pass through trust. The pass through certificates do not represent an interest in or obligation of ours, the pass through trustee, any owner participant, the owner trustee in its individual capacity or any affiliate of any of them. Each certificateholder by its acceptance of a pass through certificate agrees to look solely to the income and proceeds from the trust property of the related pass through trust as specified in the related Pass Through Trust Agreement.

        The Pass Through Trust Agreements and the Indentures will not contain any debt covenants or provisions that would give certificateholders protection in the event of a highly leveraged transaction involving us. However, the holders of pass through certificates will benefit indirectly from a lien on the specific aircraft securing the related equipment notes held in the related pass through trust.

Denominations, Registration and Transfer

        Unless otherwise indicated in a prospectus supplement, distributions with respect to the pass through certificates will be made, and the transfer of pass through certificates will be registerable, at the office or agency to be maintained by the pass through trustee for this purpose. We will issue pass through certificates in fully registered form, unless otherwise indicated in a prospectus supplement. Unless we tell you otherwise in a prospectus supplement, we will issue pass through certificates denominated in U.S. dollars only in denominations of $1,000 and integral multiples of $1,000 in excess of $1,000. We will specify in the prospectus supplement the denominations of any pass through certificates we issue denominated in a foreign or composite currency.

        We will exchange pass through certificates of any series for other pass through certificates of the same series, principal amount and final expected distribution date. You may present pass through certificates, other than a global security, for registration of transfer, with the form of transfer properly signed, at the office of the registrar or of any transfer agent designated by the pass through trustee for this purpose for any series of pass through certificates and referred to in a prospectus supplement. The registrar or the transfer agent will effect the transfer or exchange when it is satisfied with the documents of title and identity of the person making the request. Each Pass Through Trust Agreement designates the pass through trustee as the registrar for the pass through certificates issued under such Pass Through Trust Agreement. If a prospectus supplement refers to any transfer agent in addition to the registrar for any series of pass through certificates, the pass through trustee may at any time rescind the designation of any transfer agent or approve a change in the location through which any transfer agent acts. The pass through trustee must maintain a transfer agent in each place of payment for that series. The pass through trustee may at any time designate additional transfer agents with respect to any series of pass through certificates.

        No service charge will be made for any registration of transfer or exchange of the pass through certificates, but the pass through trustee may require payment of any amount needed to cover any tax or other governmental charge imposed in connection with the transfer or exchange.

Payments and Paying Agents

        Unless otherwise indicated in a prospectus supplement, the pass through trustee will distribute the amounts on deposit in the applicable certificate account (1) by check mailed to the address of each certificateholder of record of that series on the record date with respect to a regular distribution date as it appears in the register or (2) by wire transfer to an account maintained by the nominee of the depositary holding global securities representing such pass through certificates.

        Unless otherwise indicated in a prospectus supplement, the pass through trustee will serve as paying agent and the corporate trust office of the pass through trustee will be designated as the paying agent office for payments with respect to pass through certificates. We will name in a prospectus supplement any paying agent outside the United States and any other paying agent in the United States initially designated by the pass through trustee for the pass through certificates. The pass through trustee may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts. The pass through trustee will be required to maintain a paying agent in each place of payment for that series.

        The pass through trustee will repay to the appropriate indenture trustees all moneys held by the pass through trustee for the payment of distributions that remain unclaimed at the end of two years after the final distribution date for the pass through certificates. The pass through trustee will give written notice of the repayment to us.

Book-Entry Securities

        Unless we provide otherwise in a prospectus supplement, the pass through certificates will be represented by one or more fully registered certificates. These certificates are called "global securities." Each global security will be deposited with a depositary. The depositary will initially be The Depository Trust Company. The global security will be registered in the name of the depositary or its nominee. Except in the circumstances described in "Certificated Form" below, no certificateholder will receive a certificated pass through certificate.

        The Depository Trust Company or "DTC" is a limited-purpose trust company organized under the New York Banking Law. It is a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with it. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, which eliminates the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. A number of DTC's direct participants and the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. own DTC. Other persons, such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, have access to DTC's book-entry system, either directly or indirectly. These other entities are referred to as "indirect participants." The rules applicable to DTC and its participants are on file with the SEC.

        Purchases of pass through certificates under the DTC system must be made by or through direct participants. Direct participants will receive a credit for the pass through certificates on DTC's records. The ownership interest of each actual purchaser of each pass through certificate will be recorded on the direct and indirect participants' records. Each actual purchaser is referred to as a "beneficial owner." Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction and periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the pass through certificates will be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in pass through certificates, except if the use of the book-entry system for the pass through certificates is discontinued. The laws of some states require that certain purchasers of securities take physical delivery of securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in the global security.

        As long as the depositary for the global security, or its nominee, is the registered owner of the global security, it will be considered the sole owner or holder of the pass through certificates represented by the global security. Except as provided below, owners of beneficial interests in pass through certificates represented by the global security will not be entitled to have pass through certificates represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of pass through certificates in definitive form and will not be considered the owners or holders of the pass through certificates under the Pass Through Trust Agreement.

        To facilitate subsequent transfers, all pass through certificates deposited by participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of pass through certificates with DTC and their registration in the name of Cede & Co. causes no change in the beneficial ownership of the pass through certificates. DTC has no knowledge of the actual beneficial owners of the pass through certificates; its records reflect only the identity of the direct participants to whose accounts the pass through certificates are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers. Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them. These arrangements are subject to any applicable statutory or regulatory requirements.

        Neither DTC nor Cede & Co. will consent or vote with respect to pass through certificates. Under its usual procedures, DTC mails an omnibus proxy to the pass through trustee as soon as possible after the record date. T he omnibus proxy assigns Cede & Co. consenting or voting rights to those direct participants to whose accounts the pass through certificates are credited on the record date. Those direct participants will be identified in a listing attached to the omnibus proxy.

        The pass through trustee or a paying agent, which may also be the pass through trustee, will make distributions with respect to the pass through certificates represented by the global security to the depositary as the registered owner of the global security.

        We expect that the depositary upon receipt of any distribution will credit direct participants' accounts with payments in amounts proportionate to their respective beneficial interests in the global security for the related pass through certificates as shown on the records of the depositary. We also expect that payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name". The participants, and not DTC, the paying agent, the pass through trustee, the indenture trustee, the owner trustee or us, will be responsible for payments to the beneficial owners. The pass through trustee is responsible for the payment of distributions with respect to the global security to DTC. DTC is responsible for the disbursement of these payments to direct participants. The direct and indirect participants are responsible for the disbursement of these payments to the beneficial owners.

        If the depositary with respect to a global security is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed within 90 days, the pass through trustee will issue pass through certificates in certificated form in exchange for the pass through certificates represented by the global security.

        The information in this section concerning the depositary and the depositary's book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy of the information.

        In addition to holding pass through certificates through participants or indirect participants of DTC in the United States as described above, you may hold your pass through certificates through

Clearstream or Euroclear in Europe if they are participants of these systems, or indirectly through organizations which are participants in these systems.

        Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold these positions in customers' securities accounts in the depositaries names on the books of DTC.

        Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other hand, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing systems by its depositary. Cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in this system in accordance with its rules and procedures and within its established deadlines (European time). If the transaction meets its settlement requirements, the relevant European international clearing system will deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving pass through certificates in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the depositaries.

        Because of time-zone differences, credits of pass through certificates received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. These credits or any transactions in the pass through certificates settled during the securities settlement processing will be reported to the relevant Euroclear or Clearstream participants on the business day following the DTC settlement date. Cash received in Clearstream or Euroclear as a result of sales of pass through certificates by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

        Clearstream is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, which eliminates the need for physical movement of certificates. Transactions may be settled in Clearstream in any of 28 currencies, including United States dollars. Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream participants are recognized financial institutions around the world, including securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

        Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 29 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the "Euroclear Operator"), under contract with Euro-clear Clearance System S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

        The Euroclear Operator was launched on December 31, 2000, and replaced Morgan Guaranty Trust Company of New York as the operator of and banker to the Euroclear System. The Euroclear Operator has capital of approximately Euro 1 billion.

        The Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law govern securities clearance accounts and cash accounts with the Euroclear Operator. These terms and conditions govern transfers of securities and cash with Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the terms and conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding though Euroclear participants.

        Distributions with respect to pass through certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations.

        Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a certificateholder under the Pass Through Trust Agreement or any other related document on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary's ability to effect action on its behalf through DTC.

        Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of pass through certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

        Except as required by law, neither Frontier, the pass through trustee nor the paying agent will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the pass through certificates of any series held by Cede & Co, by Clearstream or by Euroclear in Europe, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

        Certificated Form.    The pass through trustee will issue certificates in fully registered, certificated form to certificateholders, or their nominees, rather than to DTC or its nominee, only if we advise the pass through trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depositary with respect to the pass through certificates and we are unable to locate a qualified successor or if we, at our option, elect to terminate the book-entry system through DTC or, after the occurrence of an event of default under the Pass Through Trust Agreement, the certificateholders evidencing fractional undivided interest together representing not less than a majority in interest in such pass through trust may advise us, the Pass Through Trustee and DTC that the continuation of a book-entry system is no longer in the best interest of the certificateholders. In this event, the pass through trustee will notify all certificateholders through DTC participants of the availability of certificated pass through certificates. Upon surrender by DTC of the global security representing the series of pass through certificates and receipt of instructions for reregistration, the pass through trustee will reissue the pass through certificates in certificated form to certificateholders or their nominees.

        Certificates in certificated form will be freely transferable and exchangeable at the office of the pass through trustee upon compliance with the requirements set forth in the relevant Pass Through Trust Agreement.

Payments and Distributions

        We will make scheduled payments of interest and principal on the equipment notes related to owned aircraft to the indenture trustee under the related Owned Aircraft Indenture. The indenture trustee will distribute these interest and principal payments to the pass through trustee for each of the pass through trusts that hold these equipment notes.

        Upon commencement of the Lease for any leased aircraft, we will make scheduled rent payments for each leased aircraft under the related Lease to the indenture trustee as assignee of the owner trustee. These scheduled rent payments to the indenture trustee under the related Leased Aircraft Indenture will provide the funds necessary to make the corresponding payments of principal and interest due from the owner trustee on the equipment notes issued under such Leased Aircraft Indenture.

        Subject to the effect of any cross-subordination provisions set forth in the applicable prospectus supplement, the pass through trustee will distribute payments of principal, any premium and interest on the equipment notes held in each pass through trust, upon receipt, to certificateholders of that pass through trust on the dates and in the currency specified in the applicable prospectus supplement, except in cases when some or all of the equipment notes are in default as described in the applicable prospectus supplement.

        Payments of interest and principal on the equipment notes held in each pass through trust will be scheduled to be received by the pass through trustee on the dates specified in a prospectus supplement. These scheduled payments of interest and principal on the equipment notes are referred to as "scheduled payments." The dates specified for distributions of scheduled payments to the pass through trustee in a prospectus supplement are referred to as "regular distribution dates." Subject to the effect of any cross-subordination provisions described in a prospectus supplement, for each pass through trust, the pass through trustee will distribute on each regular distribution date to the related certificateholders any scheduled payment received by the pass through trustee on the regular distribution date.

        If the pass through trustee does not receive a scheduled payment on or before a regular distribution date but receives the scheduled payment within five days after the regular distribution date, the pass through trustee will distribute the scheduled payment to the certificateholders on the date received. The pass through trustee will make each distribution of a scheduled payment to the certificateholders of record on the fifteenth day prior to each regular distribution date, subject to any exceptions specified in a prospectus supplement. Subject to the effect of any cross-subordination provisions described in the applicable prospectus supplement, each certificateholder will be entitled to receive a pro rata share of any distribution. If the pass through trustee receives a scheduled payment more than five days after a regular distribution date, it will be treated as a special payment and will be distributed as described in the next paragraph.

        For any pass through trust, any payments of principal, any premium or interest, other than scheduled payments, received by the pass through trustee with respect to any of the equipment notes held in the pass through trust or the collateral securing such equipment notes will be distributed on the special distribution dates specified in a prospectus supplement. These payments are referred to as "special payments". Prior to the distribution of any special payment for a pass through trust, the pass through trustee will notify the certificateholders of record of that pass through trust of the special payment and the anticipated special distribution date. The pass through trustee will make each distribution of a special payment, other than the final distribution, for any pass through trust to the certificateholders of record on the fifteenth day prior to the special distribution date, unless otherwise specified in a prospectus supplement. Subject to the effect of any cross-subordination provisions set forth in a prospectus supplement, each certificateholder will be entitled to receive a pro rata share of any distribution of a special payment.

        If any distribution date is not a business day, distributions scheduled to be made on that distribution date will be made on the next business day and, unless otherwise provided in a prospectus supplement, without additional interest.

Pool Factors

        The "pool factor" for any pass through trust will decline in proportion to the scheduled repayments of principal on the equipment notes held in a pass through trust as described in a prospectus supplement. However, if any equipment notes held in a pass through trust have been prepaid, a scheduled repayment of principal on the equipment notes has not been made or specified actions have been taken following a default on the equipment notes, the pool factor and the pool balance of the pass through trust will be recomputed after giving effect to that event and notice of the new computation will be mailed to the certificateholders of that pass through trust. Each pass through trust will have a separate pool factor.

        Unless otherwise described in a prospectus supplement, the "pool balance" for each pass through trust indicates, as of any date, the total original face amount of the pass through certificates less the total amount of all payments made in respect of the pass through certificates other than payments of interest or premium on the pass through certificates or reimbursement of any costs or expenses incurred in connection with the pass through certificates. The pool balance for each pass through trust as of any distribution date will be computed after giving effect to the payment of principal, if any, on the equipment notes or other trust property held in that pass through trust and the distribution of principal being made on that date.

        Unless otherwise described in a prospectus supplement, the "pool factor" for each pass through trust as of any distribution date is the quotient (rounded to the seventh decimal place) computed by dividing (1) the pool balance, by (2) the total original face amount of the pass through certificates of the pass through trust. The pool factor for each pass through trust as of any distribution date will be computed after giving effect to the payment of principal, if any, on the equipment notes held in the pass through trust and the distribution of principal being made on that date. The pool factor for each pass through trust will initially be 1.0000000; the pool factor for each pass through trust will decline as described above to reflect reductions in the pool balance of the pass through trust. For any pass through trust, the amount of any certificateholder's pro rata share of the pool balance of the pass through trust can be determined by multiplying the original denomination of the certificateholder's pass through certificate by the pool factor for the pass through trust as of the applicable distribution date.

Reports to Certificateholders

        On each distribution date for a pass through trust, the pass through trustee will include with each distribution of a scheduled payment or special payment to certificateholders of record a statement, giving effect to the distribution being made on that distribution date. The statement will provide the following information (per $1,000 in aggregate amount of pass through certificates for the pass through trust, as to (1) and (2) below):

  (1)
  the amount of the distribution allocable to principal and allocable to premium, if any;

  (2)
  the amount of the distribution allocable to interest; and

  (3)
  the pool balance and the pool factor for that pass through trust.

        As long as the pass through certificates of any related pass through trust are registered in the name of Cede & Co., as nominee for DTC, on the record date prior to each distribution date, the pass through trustee will request from DTC a securities position listing that will provide the names of all DTC participants reflected on DTC's books as holding interests in the pass through certificates of the related pass through trust on that record date. On each distribution date, the pass through trustee will mail to DTC and each participant the statement described above. The pass through trustee will also make available additional copies as requested by the DTC participant, to be available for forwarding to certificateholders.

        In addition, after the end of each calendar year, the pass through trustee will prepare and deliver to each certificateholder of each pass through trust at any time during the preceding calendar year a report containing the sum of the amounts of principal, any premium and interest with respect to each pass through trust for that calendar year or, if that person was a certificateholder during a portion of that calendar year, for the applicable portion of that calendar year. The pass through trustee will prepare this report on the basis of information supplied to the pass through trustee by the DTC participants, and the pass through trustee will deliver this report to the DTC participants to be available for forwarding by the DTC participants to certificateholders.

        If pass through certificates of a pass through trust are issued in certificated form, the related pass through trustee will prepare and deliver the information described above to each certificateholder of record of the pass through trust as the name of the certificateholder appears on the records on the registrar for the pass through trust.

Voting of Equipment Notes

        Subject to the effect of any cross-subordination and intercreditor provisions described in a prospectus supplement, the pass through trustee, as holder of the equipment notes held in each pass through trust, has the right to vote and give consents and waivers in respect of those equipment notes under the related Indentures. The Pass Through Trust Agreement describes:

  •
  the circumstances in which the pass through trustee will direct any action or cast any vote as the holder of the equipment notes held in the applicable pass through trust at its own discretion;

  •
  the circumstances in which the pass through trustee will seek instructions from the certificateholders of that pass through trust; and

  •
  if applicable, the percentage of certificateholders required to direct the pass through trustee to take any action.

        Prior to an event of default with respect to any pass through trust, the principal amount of the equipment notes held in that pass through trust directing any action or being voted for or against any proposal will be in proportion to the principal amount of pass through certificates held by the certificateholders of that pass through trust taking the corresponding position. If specified in a prospectus supplement, the right of the pass through trustee to vote and give consents and waivers with respect to the equipment notes held in the related pass through trust may, in the circumstances provided in an intercreditor agreement to be executed by the pass through trustee, be exercisable by another person specified in the prospectus supplement.

        The prospectus supplement will specify the pass through trustee's obligations if the pass through trustee, as the holder of any equipment notes held in a pass through trust, receives a request for its consent to any amendment or modification of or waiver under the Indenture or other documents relating to the equipment notes, including any Lease.

Events of Default and Certain Rights Upon an Event of Default

        The Pass Through Trust Agreements define an event of default for any pass through trust as the occurrence and continuance of an event of default under one or more of the related Indentures. What constitutes an event of default for a particular pass through trust may be varied by the applicable Pass Through Trust Agreement and described in the applicable prospectus supplement. The applicable prospectus supplement will describe the indenture events of default under the Indentures and will include events of default under the related Leases for leased aircraft. If any equipment notes are supported by a liquidity facility or other credit enhancement arrangement, the events of default or indenture events of default may include events of default under the liquidity facility or other credit enhancement arrangement.

        Because the equipment notes outstanding under an Indenture may be held in more than one pass through trust, a continuing indenture event of default under one Indenture would result in an event of default with respect to each pass through trust that holds equipment notes issued under such Indenture. All the equipment notes issued under the same Indenture will relate to a specific aircraft. There will be no cross-collateralization or cross-default provisions in the Indentures, unless otherwise specified in a prospectus supplement. Consequently, unless otherwise provided in a prospectus supplement, events resulting in an indenture event of default under any particular Indenture will not necessarily result in an indenture event of default occurring under any other Indenture. If an indenture event of default occurs in fewer than all of the Indentures related to a pass through trust, the equipment notes issued under the related Indentures with respect to which an indenture event of default has not occurred will continue to be held in the pass through trust and the pass through trustee will continue to distribute payments of principal of, and any premium and interest on, the equipment notes to the certificateholders of the pass through trust as originally scheduled, subject to the terms of any intercreditor, subordination or similar arrangements applicable to that pass through trust.

        Under each Leased Aircraft Indenture, the related owner trustee and the owner participant will have the right under some circumstances to cure an indenture event of default that results from the occurrence of a lease event of default under the related Lease. If the owner trustee or the owner participant chooses to exercise its cure right, the indenture event of default and consequently the event of default under any pass through trust holding the related equipment notes will be deemed to be cured. The prospectus supplement will contain a more detailed discussion of the rights to cure defaults and the effects of the exercise of those rights. Unless otherwise provided in a prospectus supplement, in the case of any pass through certificates or equipment notes entitled to the benefits of a liquidity facility or similar arrangement, a drawing under any liquidity facility or arrangement for the purpose of making a payment of interest as a result of our failure to have made a corresponding payment will not cure an indenture event of default related to our failure.

        The ability of the certificateholders of any one pass through trust to cause the indenture trustee for any equipment notes held in the pass through trust to accelerate the payment on the equipment notes under the related Indenture or to direct the exercise of remedies by the indenture trustee under the related Indenture will depend, in part, upon the proportion of the total principal amount of the equipment notes outstanding under the Indenture held in the pass through trust to the total principal amount of all equipment notes outstanding under that Indenture. In addition, if cross-subordination provisions are applicable to the pass through certificates, the ability of the certificateholders of any one pass through trust holding equipment notes issued under related Indentures to cause the indenture trustee to accelerate the equipment notes or to direct the exercise of remedies by the indenture trustee under the related Indenture will depend, in part, on the delegation of control to a pass through trustee or any other entity designated to exercise such control, as described in the applicable prospectus supplement.

        Each pass through trust may hold equipment notes with different terms from those of the equipment notes held in any other pass through trust. Therefore, the certificateholders of a pass through trust may have divergent or conflicting interests from those of the certificateholders of the other pass through trusts holding equipment notes relating to the same Indenture. In addition, so long as the same institution or an affiliate of that institution acts as pass through trustee of one or more pass through trusts holding equipment notes issued under that Indenture, in the absence of instructions from the certificateholders of any pass through trust, the pass through trustee for that pass through trust could be faced with a potential conflict of interest upon an indenture event of default. In that event, we expect that the pass through trustee would resign as pass through trustee of one or all of the affected pass through trusts, and a successor pass through trustee would be appointed.

        The prospectus supplement for a series of pass through certificates will specify whether and under what circumstances the pass through trustee may or will sell for cash to any person all or part of the equipment notes held in the related pass through trust. A person other than the pass through trustee may exercise the right to make a sale if the applicable series of pass through certificates are subject to any intercreditor, subordination or similar arrangements, and the proceeds or any sale will be distributed as prescribed by those arrangements. Any proceeds received by the pass through trustee upon any sale that are distributable to the certificateholders of a particular pass through trust will be deposited in an account established by the pass through trustee for the benefit of the certificateholders of that pass through trust and will be distributed to the certificateholders of that pass through trust on a special distribution date. The market for equipment notes in default may be very limited and thus, it may not be possible to sell them for a reasonable price. Furthermore, if the same institution acts as pass through trustee of multiple pass through trusts, it may be faced with a conflict deciding from which pass through trust to sell equipment notes to available buyers. If the pass through trustee sells any equipment notes with respect to which an indenture event of default exists for less than their outstanding principal amount, the certificateholders of the pass through trust, or any pass through trust that is subordinate by virtue of any cross subordination provisions, will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against us, the pass through trustee or any other person, including, in the case of any leased aircraft, the related owner trustee or owner participant. Neither the pass through trustee nor the certificateholders of that pass through trust could take any action with respect to any remaining equipment notes held in that pass through trust as long as no indenture event of default existed with respect to the remaining equipment notes.

        For any pass through trust, the pass through trustee will deposit into the special payments account for that pass through trust any amount, other than scheduled payments received on a regular distribution date or within five days thereafter, distributed to the pass through trustee by the indenture trustee under any Indenture on account of the equipment notes held in that pass through trust following an indenture event of default under the Indenture and the pass through trustee will distribute that amount to the certificateholders of that pass through trust on a special distribution date. In addition, if a Leased Aircraft Indenture provides that the applicable owner trustee or owner participant may, under circumstances specified in the Leased Aircraft Indenture, redeem or purchase some or all of the outstanding equipment notes issued under that Leased Aircraft Indenture, the pass through trustee will deposit in the special payments account for that pass through trust the price paid by the owner trustee or owner participant to the pass through trustee for any of the equipment notes issued under that Leased Aircraft Indenture and held in that pass through trust. The pass through trustee will distribute the price paid to the certificateholders of that pass through trust on a special distribution date. Any funds held by the pass through trustee in the special payments account for that pass through trust will, to the extent practicable, be invested by the pass through trustee in permitted investments pending the distribution of these funds on a special distribution date. The applicable prospectus supplement will describe these permitted investments.

        The Pass Through Trust Agreements provide that the pass through trustee will, within 90 days after the occurrence of a default under any pass through trust, notify the certificateholders of the pass through trust by mail of all uncured or unwaived defaults with respect to the pass through trust known to it. However, the pass through trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the best interests of the certificateholders, except in the case of default in the payment of principal of, or any premium or interest on, any of the equipment notes held in the pass through trust. The term "default" means the occurrence of any event of default with respect to a pass through trust, except that in determining whether an event of default has occurred any grace period or notice in connection with that event of default will be disregarded.

        The Pass Through Trust Agreements provide that for each pass through trust, subject to the duty of the pass through trustee during a default to act with the required standard of care, the pass through trustee is entitled to be indemnified by the certificateholders of the pass through trust before proceeding to exercise any right or power under the pass through trust or any intercreditor agreement at the request of the certificateholders.

        The applicable prospectus supplement will specify the percentage of certificateholders entitled to waive, or to instruct the pass through trustee to waive, any past default or event of default with respect to that pass through trust and its consequences. The prospectus supplement will also specify the percentage of certificateholders of that pass through trust, or of any other pass through trust holding equipment notes issued under related Indentures, entitled to waive, or to instruct the pass through trustee or the indenture trustee to waive, any past indenture event of default under any related Indenture and annul any direction given with respect to that indenture event of default. Subject to any intercreditor agreement, in some cases, the certificateholders of a majority of the total fractional undivided interests in a pass through trust (a) may on behalf of all certificateholders of that pass through trust or (b) if the pass through trustee is the controlling party under an intercreditor agreement, may direct the pass through trustee to instruct the applicable indenture trustee to, waive any past default with respect to that pass through trust and annul any direction given by the certificateholders to the pass through trustee or the indenture trustee with respect to the default. However, subject to any intercreditor agreement, all of the certificateholders of that pass through trust must consent in order to waive (1) a default in payment of the principal of, or any premium or interest on, any of the equipment notes held in the pass through trust and (2) a default in respect of any covenant or provision of the relevant Pass Through Trust Agreement that cannot be modified or amended without the consent of each certificateholder of the pass through trust affected by the waiver.

Modifications of the Pass Through Trust Agreements

        The Pass Through Trust Agreements contain provisions permitting us and the relevant pass through trustee to enter into a supplement to the related pass through trust agreement or any note purchase agreement or any intercreditor, subordination or similar agreement or liquidity facility, without the consent of the certificateholders of the relevant pass through trust, to:

  (1)
  evidence the succession of another corporation to us and the assumption by that corporation of our obligations under the Pass Through Trust Agreements, any note purchase agreement and any intercreditor, subordination or similar agreement or liquidity facility;

  (2)
  add to our covenants for the benefit of the related certificateholders;

  (3)
  surrender any right or power conferred upon us in the Pass Through Trust Agreements, any note purchase agreement or any intercreditor, subordination or similar agreement or liquidity facility;

  (4)
  cure any ambiguity or correct or supplement any defective or inconsistent provision of the Pass Through Trust Agreements, any note purchase agreement, any intercreditor agreement or any liquidity facility or make or modify any other provisions in regard to matters or questions arising thereunder that will not materially adversely affect the interests of the related certificateholders;

  (5)
  evidence and provide for a successor pass through trustee for some or all of the pass through trusts or add to or change any provision of the Pass Through Trust Agreements as necessary to facilitate the administration of the pass through trusts under those agreements by more than one pass through trustee;

  (6)
  comply with any requirement of the SEC, any applicable law, rules or regulations of any exchange or quotation system on which any pass through certificates may be listed or of any regulatory body;

  (7)
  modify, eliminate or add to the provisions of the Pass Through Trust Agreements to the extent necessary to continue to qualify the Pass Through Trust Agreements under the Trust Indenture Act of 1939, as amended, or any similar federal statute and add to the Pass Through Trust Agreements other provisions as may be expressly permitted by the Trust Indenture Act; and

  (8)
  provide information to the pass through trustee as required in the Pass Through Trust Agreements.

        No modification may cause the pass through trust to fail to qualify as a "grantor trust" for federal income tax purposes.

        The Pass Through Trust Agreements also provide that we and the relevant pass through trustee, with the consent of the certificateholders evidencing fractional undivided interests together representing not less than a majority in interest of the affected pass through trust, may execute supplemental agreements adding any provisions to or changing or eliminating any of the provisions of the Pass Through Trust Agreements, to the extent relating to the pass through trust, any note purchase agreement, any intercreditor, subordination or similar agreement or any liquidity facility or modifying the rights of the certificateholders. No supplemental agreement may, however, without the consent of each affected certificateholder:

  (1)
  reduce the amount of, or delay the timing of, any payments on the equipment notes held in the pass through trust, or distributions in respect of any pass through certificate of the pass through trust;

  (2)
  change the date or place of payment or change the currency in which the pass through certificates are payable other than that provided for in the pass through certificates;

  (3)
  impair the right of any certificateholder to take legal action for the enforcement of any payment when due;

  (4)
  permit the disposition of any equipment note included in the trust property, except as provided in the relevant Pass Through Trust Agreement;

  (5)
  alter the priority of distributions specified in any relevant intercreditor agreement in a manner adverse to the holders of the pass through certificates of that series; or

  (6)
  reduce the percentage of the total fractional undivided interests of the pass through trust that must consent to approve any supplemental agreement or to waive compliance with the relevant Pass Through Trust Agreement or to waive events of default.

Cross-Subordination Issues

        The equipment notes issued under an Indenture may be held in more than one pass through trust and a pass through trust may hold equipment notes issued under more than one Indenture. Unless otherwise provided in a prospectus supplement, only equipment notes of the same class may be held in the same pass through trust. A pass through trust that holds equipment notes that are junior in priority of payment to the equipment notes held in another pass through trust formed as part of the same offering of pass through certificates as a practical matter are subordinated to the other pass through trust. In addition, the pass through trustees on behalf of one or more pass through trusts may enter into an intercreditor or subordination agreement that establishes priorities among different classes of pass through certificates or provides that distributions on the pass through certificates will be made to the certificateholders of a particular pass through trust before they are made to the certificateholders of one or more other trusts. For example, an agreement may provide that payments made to a pass through trust on account of a subordinate class of equipment notes issued under one Indenture may be subordinated to the prior payment of all amounts owing to certificateholders of a pass through trust that holds senior equipment notes issued under that Indenture or any related Indentures.

        A prospectus supplement related to an issuance of pass through certificates will describe any intercreditor agreement and the cross-subordination provisions and any related terms, including the percentage of certificateholders under any pass through trust which are permitted to (1) grant waivers of defaults under any related Indenture, (2) consent to the amendment or modification of any related Indentures or (3) direct the exercise of remedial actions under any related Indentures.

Termination of Pass Through Trusts

        Our obligations and the obligations of the pass through trustee with respect to a pass through trust will terminate upon the distribution to the certificateholders of that pass through trust of all amounts required to be distributed to them under the relevant Pass Through Trust Agreement and the disposition of all property held in the pass through trust. The pass through trustee will notify each certificateholder of record of the pass through trust by mail of the termination of the pass through trust, the amount of the proposed final payment and the proposed date for the distribution of the final payment for the pass through trust. The final distribution for each certificateholder of the pass through trust will be made only upon surrender of that certificateholder's pass through certificates at the office or agency of the pass through trustee specified in the termination notice.

Delayed Purchase

        If, on the date of issuance of any pass through certificates, all of the proceeds from the sale of the pass through certificates are not used to purchase the equipment notes contemplated to be held in the related pass through trust, the equipment notes may be purchased by the pass through trustee at any time on or prior to the cut-off date specified in the prospectus supplement related to the pass through certificates.

        In this event, the pass through trustee will hold the proceeds from the sale of the pass through certificates not used to purchase equipment notes under an arrangement described in the applicable prospectus supplement. This arrangement may include:

  (1)
  the investment of the proceeds by the pass through trustee in specified permitted investments;

  (2)
  the deposit of the proceeds in a deposit or escrow account held by a separate depositary or escrow agent; or

  (3)
  the purchase by the pass through trustee of debt instruments issued on an interim basis by us, which may be secured by a collateral account or other security or property described in the applicable prospectus supplement.

        The applicable prospectus supplement will describe the arrangements with respect to the payment of interest on funds so held. If any proceeds are not subsequently utilized to purchase equipment notes by the date specified in the applicable prospectus supplement, including by reason of a casualty to one or more aircraft, the proceeds will be returned to the holders of the related pass through certificates.

Merger, Consolidation and Transfer of Assets

        We may not consolidate with or merge into any other corporation or transfer all or substantially all of our assets as an entirety to any other corporation, unless, among other things, we are the surviving corporation or the successor or transferee corporation expressly assumes all of our obligations under the Pass Through Trust Agreements.

Liquidity Facility

        A prospectus supplement may provide that one or more payments of interest on the pass through certificates of one or more pass through trusts will be supported by a liquidity facility issued by an institution identified in the prospectus supplement. The provider of the liquidity facility may have a claim senior to the certificateholders' as specified in the prospectus supplement.

The Pass Through Trustee; the Indenture Trustee

        We will name the pass through trustee for each of the pass through trusts in a prospectus supplement. The pass through trustee and any of its affiliates may hold pass through certificates in their own names. The pass through trustee may act as trustee under other financings of ours.

        The pass through trustee may resign as trustee under any or all of the pass through trusts at any time. We may remove the pass through trustee and appoint a successor trustee, or any certificateholder of the pass through trust holding pass through certificates for at least six months may, on behalf of that certificateholder and all others similarly situated, petition any court of competent jurisdiction for the removal of the pass through trustee and the appointment of a successor trustee, if the pass through trustee:

  (1)
  fails to comply with Section 310 of the Trust Indenture Act, after written request for compliance by us or any pass through certificateholder of the pass through trust holding pass through certificates for at least six months;

  (2)
  ceases to be eligible to continue as pass through trustee;

  (3)
  becomes incapable of acting as pass through trustee; or

  (4)
  is adjudged bankrupt or insolvent.

        In addition, the certificateholders holding more than 50% in total amount of the related pass through certificates may remove the pass through trustee of any pass through trust at any time.

        Unless otherwise provided in the prospectus supplement, in the case of the resignation or removal of the pass through trustee, we or, if we have not appointed a new trustee within one year, the certificateholders holding more than 50% in total amount of the related pass through certificates may, with our approval, appoint a successor pass through trustee. The resignation or removal of the pass through trustee for any pass through trust and the appointment of the successor trustee for the pass through trust does not become effective until acceptance of the appointment by the successor trustee. Under the resignation and successor trustee provisions, it is possible that a different trustee could be appointed to act as the successor trustee with respect to each pass through trust. All references in this prospectus to the pass through trustee are to the pass through trustee acting in that capacity under each of the pass through trusts and should be read to take into account the possibility that each of the pass through trusts could have a different successor trustee in the event of a resignation or removal.

        The Pass Through Trust Agreement provides that we will pay, or cause to be paid, the pass through trustee's fees and expenses and indemnify the pass through trustee against specified liabilities described in the prospectus supplement.

DESCRIPTION OF THE EQUIPMENT NOTES

        The discussion that follows is a summary that is not complete and does not describe every aspect of the equipment notes. Where no distinction is made between the equipment notes relating to leased aircraft and owned aircraft or between their respective Indentures, the summary applies to any equipment note and any Indenture. The prospectus supplement will describe most of the financial terms and other specific terms of any series of equipment notes. Because the terms of the specific equipment notes may differ from the general information provided below, you should rely on the information in the prospectus supplement instead of the information in this prospectus if the information in the prospectus supplement is different from the information below. The applicable prospectus supplement will describe the specific terms of the equipment notes, the Indentures, the Participation Agreements, the Leases, if any, and any other agreements, relating to any particular offering of pass through certificates.

        For each owned aircraft, we will issue equipment notes as our direct obligations and the indenture trustee will authenticate the equipment notes under an Owned Aircraft Indenture. Unless otherwise specified in a prospectus supplement, all of the equipment notes issued under the same Owned Aircraft Indenture will relate to a specific owned aircraft and will not be secured by any other aircraft. The prospectus supplement will identify the owned aircraft relating to each Owned Aircraft Indenture and the related equipment notes. We will be directly obligated under each Owned Aircraft Indenture to make payments of principal of, and any premium and interest on, the related equipment notes.

        For each leased aircraft, the owner trustee will issue equipment notes as nonrecourse obligations of the owner trustee, in each case acting for a separate owner trust for the benefit of an owner participant, and the indenture trustee will authenticate the equipment notes under a Leased Aircraft Indenture. Unless otherwise specified in a prospectus supplement, all of the equipment notes issued under the same Leased Aircraft Indenture will relate to and will be secured by a specific leased aircraft and will not be secured by any other aircraft. In each case, the owner trustee will lease the leased aircraft to us under a separate Lease between the owner trustee and us.

        Upon the commencement of the Lease for any leased aircraft, we will be obligated to make rent payments under the Lease that will be sufficient to pay the principal of, and accrued interest on, the related equipment notes when and as due and payable. The equipment notes related to leased aircraft will not, however, be obligations of ours or guaranteed by us. Our obligations to pay rent and to cause other payments to be made under each Lease will be general obligations of ours.

        For any owned aircraft, if specified in a prospectus supplement, we may arrange for an owner trustee, acting for an owner trust for the benefit of an owner participant, to purchase the owned aircraft from us and lease the aircraft back to us under a "net lease," after the sale of the related equipment notes to the pass through trustee for each applicable pass through trust and the offering and sale of the related pass through certificates under the prospectus supplement. In addition, if specified in the prospectus supplement, we may substitute other aircraft, cash and/or U.S. government securities in place of the owned aircraft securing the related equipment notes. The prospectus supplement will describe terms and conditions of any sale and leaseback transaction or substitution.

        The applicable prospectus supplement will describe any refinancing arrangements with respect to any aircraft, including whether a separate trust will be created to issue notes.

Principal and Interest Payments

        The pass through trustee will pass through interest received by the pass through trustee on the equipment notes constituting trust property of each pass through trust to the certificateholders of that pass through trust on a pro rata basis on the dates and at the rate indicated in a prospectus supplement. The equipment notes may bear interest at a fixed or a floating rate or may be issued at a discount.

        Each pass through trust will hold equipment notes on which principal is payable in scheduled amounts and on specified dates as indicated in a prospectus supplement. The pass through trustee will pass through principal received by the pass through trustee on the equipment notes to the certificateholders of the related pass through trust as specified in the prospectus supplement.

        If any date scheduled for any payment of principal of, or any premium or interest on, the equipment notes is not a business day, that payment will be made on the next succeeding business day without any additional interest, unless otherwise provided in the applicable prospectus supplement.

Prepayment

        A prospectus supplement will describe the circumstances, whether voluntary or involuntary, under which the related equipment notes may or must be prepaid, in whole or in part, prior to the stated maturity date of the equipment notes, any premium applicable upon some prepayments and other terms applying to the prepayment of the equipment notes.

Security

        The equipment notes related to leased aircraft issued under each Leased Aircraft Indenture will be secured by:

  •
  an assignment by the related owner trustee to the indenture trustee of the owner trustee's rights, except for the limited rights described below and in the prospectus supplement, under the applicable Lease, including the right to receive rent and other payments; and

  •
  a security interest granted to the indenture trustee in the related leased aircraft, subject to our rights under the Lease and other property or rights, if any, described in the applicable prospectus supplement.

        The assignment by the owner trustee to the indenture trustee of its rights under each Lease will exclude rights of the owner trustee and the related owner participant relating to:

  •
  indemnification by us;

  •
  proceeds of public liability insurance payable to the owner trustee in its individual capacity and to the owner participant under insurance maintained by us under the Lease;

  •
  proceeds of any insurance policies separately maintained by the owner trustee in its individual capacity or by the owner participant;

  •
  proceeds of any insurance policies maintained by us that are not required to be maintained under the Lease; and

  •
  any rights of the owner trustee or owner participant to enforce payment of the amounts listed in the preceding four clauses.

        The prospectus supplement will describe any limitations on the right of the indenture trustee to exercise any of the rights of the owner trustee under the related Lease, except the right to receive payments of rent due.

        Our obligations in respect of each leased aircraft will be those of a lessee under a "net lease." Accordingly, we will be obligated, among other things, to pay all costs of operating and maintaining the aircraft.

        The prospectus supplement will describe the required insurance coverage for the aircraft.

        The equipment notes issued under each Owned Aircraft Indenture will be secured by a security interest granted to the indenture trustee in all of our right, title and interest in and to the related owned aircraft. Each Owned Aircraft Indenture will require us to pay all costs of operating and maintaining the aircraft.

        Unless otherwise specified in a prospectus supplement, there will be no cross-collateralization provisions in the Indentures. As a result, unless otherwise specified in the prospectus supplement, the equipment notes issued in respect of one of the aircraft will not be secured by any other aircraft and, in the case of equipment notes related to leased aircraft, the related Leases. Unless otherwise specified in a prospectus supplement, there will be no cross-default provisions in the Indentures. As a result, unless so specified, events resulting in an event of default under any particular Indenture may not result in an event of default occurring under any other Indenture.

        Section 1110 of the U.S. Bankruptcy Code provides that the right of lessors, conditional vendors and holders of security interests with respect to aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo used by air carriers operating under certificates issued by the Secretary of Transportation under Chapter 447 of the Transportation Code to take possession of the aircraft in compliance with the provisions of the lease, conditional sale contract or security agreement, as the case may be, and to enforce any of their other rights or remedies to sell, lease or otherwise dispose of the aircraft, is not affected by any other provision of Chapter 11 of the Bankruptcy Code or any power of the bankruptcy court.

        Section 1110 provides, however, that the right of a lessor, conditional vendor or holder of a security interest to take possession of an aircraft and enforce any of its other rights or remedies to sell, lease or otherwise dispose of an aircraft in the event of a default may not be exercised for 60 days following the date of commencement of the reorganization proceedings unless specifically permitted by the bankruptcy court. These rights to take possession and enforce any other rights or remedies to sell, lease or otherwise dispose of an aircraft may not be exercised at all if, within the 60-day period, the trustee in reorganization or the debtor-in-possession agrees to perform the debtor's obligations that become due on or after that date and cures all existing defaults within the time period set forth in Section 1110 (other than defaults that are a breach of a provision relating to the financial condition, bankruptcy, insolvency or reorganization of the debtor). The prospectus supplement for each offering will discuss the availability of the benefits of Section 1110 of the Bankruptcy Code with respect to the related aircraft.

        The indenture trustee will invest and reinvest funds, if any, held from time to time by the indenture trustee with respect to any aircraft, including funds held as the result of an event of loss to the aircraft or termination of the Lease, at our direction, except, with respect to a leased aircraft, in the case of a lease event of default under the applicable Lease or, with respect to an owned aircraft, in the case of an indenture event of default under the applicable Indenture, in investments described in the related Indenture. We will pay the amount of any net loss resulting from any investment directed by us.

Registration of the Aircraft

        Unless otherwise specified in a prospectus supplement, we, except under specified circumstances, must register and keep each aircraft registered under Title 49 of the United States Code (the "Transportation Code"), in our name, in the case of an owned aircraft, or in the name of the owner trustee, after commencement of a Lease in the case of a leased aircraft. We must also record and maintain the recordation of the Indenture and the Lease, if any, relating to each aircraft under the Transportation Code. This recordation of the Indenture and the Lease, if any, relating to each aircraft will give the indenture trustee a security interest in each aircraft perfected under the Transportation Code, which perfected security interest will, with limited exceptions, be recognized in those jurisdictions that have ratified the Convention on the International Recognition of Rights in Aircraft (the "Convention").

        We may, in specified circumstances, register any aircraft in countries other than the United States. Each aircraft may be operated by us, or placed under lease, sublease or interchange arrangements with carriers domiciled outside of the United States. If an indenture event of default occurs, the ability of the indenture trustee to realize on its security interest in the aircraft could be adversely affected as a legal or practical matter if the aircraft were located outside the United States. There is no guarantee that, even if that jurisdiction is a party to the Convention, as a practical matter, the indenture trustee would be able to realize upon its security interest if an indenture event of default occurs.

Payments and Limitations of Liability

        For each leased aircraft, the related owner trustee will lease the leased aircraft to us for a term expiring on a date not earlier than the latest maturity date of the equipment notes issued with respect to that leased aircraft, unless the Lease is previously terminated as permitted by the terms of the Lease. The owner trustee under the related Leased Aircraft Indenture will assign to the indenture trustee the basic rent and other specified payments of ours under each Lease to provide the funds necessary to pay principal of and interest due from the owner trustee on the equipment notes issued under that Leased Aircraft Indenture. Each Lease will provide that under no circumstances will our basic rent payments be less than the scheduled payments of principal and interest on the related equipment notes.

        Except when we purchase a leased aircraft and assume the equipment notes related to that leased aircraft, the equipment notes related to leased aircraft will not be obligations of ours or guaranteed by us. Neither the owner trustee nor the indenture trustee, in their individual capacities, will be liable to any certificateholder or, in the case of the owner trustee, in its individual capacity, to us or the indenture trustee for any amounts payable or for any liability under the equipment notes or the Leased Aircraft Indentures, except as provided in the Leased Aircraft Indentures and the Participation Agreements and except for the gross negligence or willful misconduct of the owner trustee. Except when we have assumed any equipment notes related to a leased aircraft, all amounts payable under the equipment notes related to leased aircraft, other than payments made in connection with an optional redemption or purchase of equipment notes by the related owner trustee or the related owner participant, will be made only from the assets subject to the lien of the Leased Aircraft Indenture. These assets include rent payable by us under the Lease with respect to that leased aircraft and amounts received under any applicable liquidity facility or similar arrangement.

Defeasance of the Indentures and the Equipment Notes

        If specified in the applicable prospectus supplement, our obligations or the obligations of the related owner trustee under the applicable Indenture will be discharged on the date that we or the owner trustee, as the case may be, deposit with the related indenture trustee a sufficient amount of money or U.S. government obligations to make all required payments on the related equipment notes when those payments are due. The due dates may include one or more redemption dates. All payments must be made in accordance with the terms of the equipment notes. We or the owner trustee, as applicable, will remain obligated to register the transfer or exchange of equipment notes, to replace stolen, lost, destroyed or mutilated equipment notes, to maintain paying agencies and hold money for payment in trust. A discharge may occur only if the Internal Revenue Service has published a ruling stating that holders of the equipment notes will not recognize income, gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

        The holders of equipment notes will have no beneficial interest in or other rights with respect to the related aircraft or other assets subject to the lien of the related Indenture and this lien will terminate:

  •
  upon defeasance;

  •
  upon payment in full of the principal of, and any premium and interest on, all equipment notes issued under the Indenture; or

  •
  upon deposit with the indenture trustee of money sufficient to pay when due payments of principal of, and any premium and interest on, the equipment notes, no earlier than one year before the maturity date.

Our Assumption of Obligations

        If specified in the applicable prospectus supplement with respect to any leased aircraft, we may purchase the leased aircraft before the end of the term of the related Lease. In connection with this purchase, we may assume on a full recourse basis all of the obligations of the owner trustee, other than its obligations in its individual capacity, under the Leased Aircraft Indenture with respect to the aircraft, including the obligations to make payments in respect of the related equipment notes. In this event, the Leased Aircraft Indenture will be amended and restated to incorporate specified provisions of the related Lease, including provisions relating to maintenance, possession and use of the aircraft, liens, insurance and events of default. The equipment notes issued under the Leased Aircraft Indenture will continue to be outstanding and secured by the aircraft. The applicable prospectus supplement will describe the terms and conditions of any assumption.

Owner Participant; Revisions to Agreements

        If specified in the applicable prospectus supplement, at the time pass through certificates are issued, we may still be seeking owner participants for the owner trusts relating to an aircraft. We or an affiliate will hold the beneficial interest under the owner trust agreement relating to this aircraft until the date on which a prospective owner participant commits to participate in the purchase price of the aircraft. The applicable prospectus supplement will specify any deadline to obtain the commitment of an owner participant. We or our affiliate will transfer to the owner participant on that date we or our affiliate's beneficial interest under the owner trust agreement. Prospective owner participants may request revisions to the participation agreement, Lease, trust agreement and Indenture so that the terms of the agreements applicable to these aircraft may differ from the description of the agreements contained in the applicable prospectus supplement. The prospectus supplement will describe the extent to which any terms can be changed at the request of prospective owner participants.

Indenture Events of Default and Remedies

        For any pass through trust, a prospectus supplement will describe the indenture events of default under the Indentures related to the equipment notes to be held by the pass through trust, the remedies that the indenture trustee may exercise with respect to the related aircraft, either at its own initiative or upon instruction from holders of the related equipment notes, and other provisions relating to the occurrence of an indenture event of default and the exercise of remedies.

Liquidity Facility

        The applicable prospectus supplement may provide that a "liquidity facility" will support payments of principal, any premium or interest on, the equipment notes of one or more series, or distributions in respect of the pass through certificates of one or more series. A liquidity facility may include a letter of credit, a revolving credit agreement, an insurance policy, surety bond or financial guaranty, or any other type of agreement or arrangement for the provision of liquidity support. The applicable prospectus supplement will identify the institution or institutions providing any liquidity facility. Unless otherwise provided in the applicable prospectus supplement, the provider of any liquidity facility will have a senior ranking in priority of payment with respect to any funds received with respect to the assets securing the affected equipment notes and on the trust property of the affected pass through trusts.

Intercreditor Issues

        Equipment notes may be issued in different classes, which means that the equipment notes may have different payment priorities even though issued by the same owner trustee and relate to the same aircraft. In this event, the applicable prospectus supplement will describe the priority of distributions among the equipment notes and any liquidity facilities, the ability of any class to exercise and enforce any or all remedies with respect to the related aircraft and, if the equipment notes are related to leased aircraft, the Lease, and other intercreditor terms and provisions.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following discussion of the material United States federal income tax consequences of the purchase, ownership and disposition of the pass through certificates is directed to initial purchasers of the pass through certificates at the "issue price" who hold the pass through certificates as a capital asset. This discussion is based on current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), proposed, temporary and final Treasury regulations under the Code, and published rulings and court decisions, in effect as of the date of this prospectus. The discussion is addressed to beneficial owners of pass-through certificates ("U.S. Certificateholders") that are citizens or residents of the United States, corporations or partnerships (including entities treated as such for United States federal income tax purposes) created or organized in or under the laws of the United States, any State or the district of Columbia, estates the income of which is subject to United States federal income taxation regardless of its source or, generally, trusts if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more of the foregoing have the authority to control all substantial decisions of such trust. Changes to existing tax laws, regulations, rulings and court decisions, which could have retroactive effect, may alter the consequences described below.

        This discussion does not address United States federal income tax consequences applicable to certificateholders that are subject to special treatment under the United States federal income tax laws, including banks and thrifts, life insurance companies, regulated investment companies, dealers in securities, holders that will hold the pass through certificates as a position in a "straddle" for tax purposes or as part of a "synthetic security" or "conversion transaction" or other integrated investment compromised of the certificates and one or more other investments, non-U.S. Certificateholders, trusts or estates and pass-through entities with any of these specified investors as beneficial owners. This discussion does not describe any tax consequences arising under the laws of any State, locality or taxing jurisdiction other than the United States. You should read this discussion in conjunction with any additional discussion of United States federal income tax consequences and additional opinions included in the applicable prospectus supplement. To the extent that any provision in any prospectus supplement is inconsistent with any provision of the summary, the provision of the prospectus supplement will control.

        You should consult your own tax advisors about the application of the United States federal income tax laws to your particular situation as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.

Tax Status of the Trusts

        Although there is no authority that addresses the characterization of entities that are similar to the pass through trusts in all material respects, based upon an interpretation of analogous authorities under existing law, each pass through trust should (except as discussed in a prospectus supplement) be classified as a grantor trust for United States federal income tax purposes. Therefore, the pass through trusts should not be subject to United States federal income taxation. The pass through trusts are not indemnified for any United States federal income taxes that may be imposed upon them. Any income taxes imposed on a pass through trust could result in a reduction in amounts available for distribution to certificateholders.

        We assume in the following discussion that the pass through trusts will be classified as grantor trusts.

Taxation of Certificateholders

        A U.S. Certificateholder will be treated as owning its pro rata undivided interest in each of the equipment notes and any other property held by the related pass through trust. Accordingly, each certificateholder will be required to report on its United States federal income tax return its pro rata share of the gross income from each of the equipment notes and any other property held in the related pass through trust, under the certificateholder's usual method of accounting. Each certificateholder may deduct, consistent with its method of accounting, its pro rata share of the fees and expenses paid or incurred by the pass through trust as provided in Section 162 or 212 of the Code. However, some fees and expenses may be borne by parties other than the certificateholders and the pass through trust may be treated as having constructively received these fees and expenses so that each certificateholder would be required to include in income and would be entitled to deduct its pro rata share of these constructively-received fees and expenses. Certificateholders who are individuals, estates or trusts will be allowed to deduct expenses only to the extent they exceed, together with the certificateholder's other miscellaneous itemized deductions, 2% of the certificateholder's adjusted gross income. In addition, in the case of individuals, certain otherwise allowable itemized deductions will be subject generally to additional limitations on itemized deductions under applicable provisions of the Code.

        If an equipment note held by a pass through trust is prepaid for an amount that differs from a certificateholder's aggregate adjusted basis in the equipment note, the certificateholder will be considered to have sold his pro rata share of that equipment note, and will recognize any gain or loss equal to the difference between the certificateholder's adjusted basis and the amount realized from the prepayment. However, any amount realized from prepayment which is attributable to accrued interest would be taxable as interest income if not previously included in income. A certificateholder's adjusted basis is determined by allocating the purchase price for the pass through certificate among the equipment notes and other property in the pass through trust in proportion to their fair market values at the time of purchase of the pass through certificate. Any gain or loss will be long-term capital gain or loss if the equipment note has been held for more than one year. Net capital gains of individuals are, in general, taxed at lower rates than items of ordinary income.

Sales of Pass Through Certificates

        A certificateholder who sells a pass through certificate will recognize capital gain or loss, equal to the difference between the amount realized on the sale, except for amounts representing accrued interest taxable as interest income, if not previously included in income, and the certificateholder's adjusted tax basis in the pass through certificate. In general, a certificateholder's adjusted tax basis in a certificate will equal the purchase price for the certificate. Gain or loss will be long-term capital gain or loss if the pass through certificate was held for more than one year, except for amounts attributable to property held by pass through trust for one year or less. Any long-term capital gains are taxable to corporate taxpayers at ordinary income tax rates. Any long-term capital gains are taxable to individual taxpayers at a current maximum rate of 15%. Corporate taxpayers may deduct capital losses only to the extent of capital gains. Individual taxpayers may deduct capital losses only to the extent of capital gains plus $3,000 of other income.

Bond Premium

        A certificateholder generally will be considered to have acquired an interest in an equipment note at a bond premium to the extent the certificateholder's tax basis allocable to the equipment note exceeds the remaining principal amount of the equipment note allocable to the certificateholder's pass through certificate. A certificateholder may be able to amortize the bond premium, generally on a constant yield basis, as an offset to interest income with corresponding reductions in the certificateholder's tax basis in the equipment note and any other property held in the pass through trust. You should consult your own tax advisors regarding the advisability and consequences of an election to amortize any bond premium on the equipment notes.

Original Issue Discount

        Unless specified in the applicable prospectus supplement, the equipment notes will not be issued with original issue discount unless the aggregation rules contained in the Treasury regulations apply. Under those rules, if an investor purchases pass through certificates issued by more than one pass through trust, some of the certificateholder's interest in the equipment notes in those pass through trusts must be treated together as a single debt instrument, which, for purposes of calculating and amortizing any original issue discount, has a single issue price, maturity date, stated redemption price at maturity and yield to maturity. If the aggregation rules apply to a certificateholder, the equipment notes could be treated as having been issued with original issue discount to that certificateholder. Generally, a holder of a debt instrument issued with more than a de minimis amount of original issue discount must include the original issue discount in income for United States federal income tax purposes as it accrues, in advance of the receipt of the cash, under a method that takes into account the compounding of interest. You should consult your own tax advisors regarding the aggregation and original issue discount rules.

Backup Withholding

        In general, payments made on pass through certificates will be subject to information reporting requirements. Payments made on pass through certificates, and proceeds from the sale of pass through certificates to or through brokers, may be subject to a "backup" withholding tax unless the certificateholder complies with reporting procedures specified in Treasury regulations or is exempt from these requirements. Any withheld amounts will be allowed as a credit against the certificateholder's United States federal income tax and may entitle the certificateholder to a refund if the required information is furnished to the Internal Revenue Service. The Internal Revenue Service may impose penalties on a certificateholder who is required to supply information but does not do so in the proper manner. You should consult your own tax advisors about your eligibility for, and the procedure for obtaining, exemption from backup withholding.

ERISA CONSIDERATIONS

        Unless otherwise indicated in the applicable prospectus supplement, an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974 or an individual retirement account or an employee benefit plan subject to section 4975 of the Internal Revenue Code may not purchase and hold pass through certificates.

PLAN OF DISTRIBUTION

        The pass through certificates may be sold through agents, to or through underwriters or directly to other purchasers.

        We may effect the distribution of the pass through certificates from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

        Agents designated by us from time to time may solicit offers to purchase pass through certificates. The applicable prospectus supplement will name any agent involved in the offer or sale of the pass through certificates and specify any commissions payable by us to that agent. Unless otherwise indicated in a prospectus supplement, any agent will act on a best efforts basis for the period of its appointment. The Securities Act may deem an agent to be an underwriter of the pass through certificates so offered and sold.

        If pass through certificates are sold by means of an underwritten offering, we will execute an underwriting agreement with an underwriter or underwriters at the time an agreement for that sale is reached. The prospectus supplement that the underwriters will use to resell the pass through certificates to the public will specify the managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including any commissions, discounts and any other compensation of the underwriters and dealers. If underwriters are utilized in the sale of the pass through certificates, the underwriters will acquire the pass through certificates for their own account and they may resell the pass through certificates from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Pass through certificates may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If underwriters are utilized in the sale of the pass through certificates, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to specified conditions precedent and that the underwriters with respect to a sale of pass through certificates must purchase all of the pass through certificates if any are purchased.

        If a dealer is utilized in the sale of the pass through certificates, the pass through certificates will be sold by the pass through trustee to the dealer as principal. The dealer may then resell the pass through certificates to the public at varying prices to be determined by the dealer at the time of resale. The Securities Act may deem a dealer to be an underwriter of the pass through certificates so offered and sold. The applicable prospectus supplement will name the dealer and describe the terms of the transaction.

        Offers to purchase pass through certificates may be solicited directly and the sale of the pass through certificates may be made directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the pass through certificates. The prospectus supplement will describe the terms of any sales.

        Under agreements which may be entered into by us, underwriters and agents who participate in the distribution of pass through certificates may be entitled to indemnification by us against specified liabilities, including liabilities under the Securities Act.

        Unless otherwise provided in a prospectus supplement, we do not intend to apply for the listing of any series of pass through certificates on a national securities exchange. If the pass through certificates of any series are sold to or through underwriters, the underwriters may make a market in the pass through certificates, as permitted by applicable laws and regulations. No underwriter would be obligated, however, to make a market in the pass through certificates. The underwriters, in their sole discretion could discontinue any market making at any time. Accordingly, we can give no assurance as to the liquidity of, or trading markets for, the pass through certificates of any series.

        The underwriters or agents and their associates may be customers of ours, engage in transactions with us, and perform services for us in the ordinary course of business.

        If so indicated in the applicable prospectus supplement, agents, underwriters or dealers may be authorized to solicit offers by some institutions to purchase pass through certificates at the public offering prices set forth in the applicable prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date or dates. The applicable prospectus supplement will indicate the commission that will be paid to agents, underwriters and dealers soliciting purchases of pass through certificates under delayed delivery contracts accepted us.

LEGAL MATTERS

        Faegre & Benson LLP, Denver, Colorado, will issue an opinion about the legality of the securities offered under this prospectus. Any underwriters will be represented by their own legal counsel.

EXPERTS

        The financial statements of Frontier Airlines, Inc. as of March 31, 2005 and 2004, and for each of the years in the three-year period ended March 31, 2005, and management's assessment of the effectiveness of internal control over financial reporting as of March 31, 2005, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

        Our estimated expenses in connection with the issuance and distribution of the securities being registered are set forth in the following table.

SEC Registration Fee	$23,523
Legal Fees and Expenses*	100,000
Trustee Fees and Expenses*	30,000
Accounting Fees and Expenses*	50,000
Printing and Engraving Fees*	60,000
Rating Agency Fees*	100,000
Nasdaq and Other Listing Fees*	60,000
Miscellaneous*	21,200

Total	$444,723

*
Estimated pursuant to instruction to Item 511 of Regulation S-K.

Item 15. Indemnification of Directors and Officers

        The Colorado Business Corporation Act permits a corporation organized under it to indemnify its directors, officers, employees, and agents for various acts. Our bylaws provide that we will indemnify any our directors, officers, employees or agents to the maximum extent provided by law.

        The Colorado Business Corporation Act would permit us to indemnify any officer, director, employee, or agent against expenses, fines, penalties, settlements, or judgments arising in connection with a legal proceeding to which such person was a party to the extent that such person's actions were in good faith, were believed to be in our best interest, and were not unlawful. Therefore, if we cannot show that an officer, director, employee, or agent who incurred liability as a result of such person's position as such did not act in good faith or in the belief that his or her actions were in our best interests, not opposed to our best interests, or not unlawful, we would be required to indemnify such person. Furthermore, indemnification would be mandatory with respect to a director or officer who was wholly successful in defense of a proceeding.

        The circumstances under which indemnification is granted in connection with an action brought on our behalf are generally the same as those mentioned above. However, with respect to actions against directors, indemnification is granted only with respect to reasonable expenses actually incurred in connection with the defense or settlement of the action. In these actions, the person to be indemnified must have acted in good faith and in a manner the person reasonably believed was in our best interest; the person must not have been adjudged liable to us; and the person must not have received an improper personal benefit.

        Indemnification may also be granted under the terms of agreements that may be entered into in the future according to a vote of shareholders or directors. In addition, we purchase and maintain insurance that protects our officers and directors against any liabilities incurred in connection with their services in these positions.

Item 16. Exhibits

        The following exhibits are filed as part of this registration statement:

Exhibit Number	Document Description
1.1	Form of Underwriting Agreement for Common Stock or Preferred Stock.(1)
1.2	Form of Underwriting Agreement for Debt Securities.(1)
1.3	Form of Underwriting Agreement Relating to Pass Through Certificates.(1)
3.1	Restated Articles of Incorporation (as amended November 2, 2001).(2)
3.2	Bylaws (as amended).(3)
4.1
Rights Agreement, dated as of February 20, 1997, between Frontier Airlines, Inc. and American Securities Transfer & Trust, Inc., including the form of Rights Certificate and the Summary of Rights attached thereto as Exhibits A and B, respectively, incorporated by reference to Frontier Airlines, Inc. Registration Statement on Form 8-A dated March 11, 1997.(4)
4.1(a)	Amendment to Rights Agreement dated June 30, 1997.(5)
4.1(b)	Amendment to Rights Agreement dated December 5, 1997.(6)
4.1(c)	Third Amendment to Rights Agreement dated September 9, 1999.(7)
4.1(d)	Fourth Amendment to Rights Agreement dated May 30, 2001.(8)
4.1(e)	Fifth Amendment to Rights Agreement dated May 2, 2005.(9)
4.1(f)	Sixth Amendment to Rights Agreement dated May 2, 2005.(9)
4.2	Form of Indenture.(12)
4.3	Form of Debt Security.(1)
4.4	Form of Pass Through Trust Agreement.(1)
4.5	Form of Pass Through Trust Certificate.(1)
4.6	Form of Common Stock Certificate.(10)
4.7	Warrant to Purchase Common Stock dated February 14, 2003.(11)
4.8	Registration Rights Agreement dated as of February 14, 2003, between Frontier Airlines, Inc. and the Holders of Warrants to purchase Common Stock.(11)
5	Opinion of Faegre & Benson LLP.(1)
8.1	Tax Opinion of Faegre & Benson LLP relating to Pass Through Certificates. (included as part of Exhibit 5)
12	Computations of ratio of earnings to fixed charges.
23.1	Consent of Faegre & Benson LLP. (included as part of Exhibit 5)
23.2	Consent of KPMG LLP.
24	Powers of Attorney.(12)
25.1	Statement of Eligibility and Qualification of Trustee under the Indenture for Debt Securities.(1)

25.2	Statement of Eligibility and Qualification of Trustee under the Pass Through Trust Agreement.(1)

(1)
To be filed by amendment or incorporated by reference in connection with the issuance of the securities.

(2)
Incorporated by reference from the Company's Quarterly Report on Form 10-Q, Commission File No. 0-24126, filed on November 14, 2001.

(3)
Incorporated by reference from the Company's Quarterly Report on Form 10-Q, Commission File No. 0-24126, filed on August 10, 1999.

(4)
Incorporated by reference from the Company's Report on Form 8-K filed on March 12, 1997

(5)
Incorporated by reference from the Company's Annual Report on Form 10-KSB, Commission File No. 0-24126, filed July 14, 1997.

(6)
Incorporated by reference from the Company's Annual Report on Form 10-K, Commission File No. 0-24126, filed on June 22, 1999.

(7)
Incorporated by reference from the Company's Report on Form 8-K filed on October 1, 1997.

(8)
Incorporated by reference from the Company's Annual Report on Form 10-K, Commission File No. 0-24126, filed on June 8, 2001, as amended by Form 10-K/A filed on July 31, 2001.

(9)
Incorporated by reference from the Company's Annual Report on Form 10-K, Commission File No. 001-12805 filed on June 14, 2005.

(10)
Incorporated by reference from the Company's Registration Statement on Form SB-2, Commission File No. 33-77790-D, declared effective May 20, 1994.

(11)
Incorporated by reference from the Company's Report on Form 8-K, Commission File No. 0-24126, filed on March 25, 2003.

(12)
Previously filed.

Item 17. Undertakings

        (a)   The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)    to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii)   to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (d)   The undersigned registrant hereby undertakes that:

          (1)   For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2)   For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (e)   The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver and the State of Colorado, on the 23rd day of November, 2005.

FRONTIER AIRLINES, INC.
By:	/s/ PAUL H. TATE Paul H. Tate, Senior Vice President and Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement and any amendment thereto has been signed below by the following persons on behalf of the Company in the capacities and on the dates indicated.

Date: November 23, 2005	* Samuel D. Addoms, Chairman of the Board and Director
Date: November 23, 2005	* Jeff S. Potter, Chief Executive Officer and Director (Principal Executive Officer)
Date: November 23, 2005	/s/ PAUL H. TATE Paul H. Tate, Senior Vice President and Chief Financial Officer (Principal Financial Officer)
Date: November 23, 2005	* Elissa A. Potucek, Vice President, Controller and Treasurer (Principal Accounting Officer)
Date: November 23, 2005	* Patricia A. Engels, Director
Date: November 23, 2005	* Paul S. Dempsey, Director
Date: November 23, 2005	* B. LaRae Orullian, Director

Date: November 23, 2005	* William B. McNamara, Director
Date: November 23, 2005	* D. Dale Browning, Director
Date: November 23, 2005	* James B. Upchurch, Director
*By:	/s/ PAUL H. TATE Paul H. Tate, Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Document Description
1.1	Form of Underwriting Agreement for Common Stock or Preferred Stock.(1)
1.2	Form of Underwriting Agreement for Debt Securities.(1)
1.3	Form of Underwriting Agreement Relating to Pass Through Certificates.(1)
3.1	Restated Articles of Incorporation (as amended November 2, 2001).(2)
3.2	Bylaws (as amended).(3)
4.1	Rights Agreement, dated as of February 20, 1997, between Frontier Airlines, Inc. and American Securities Transfer & Trust, Inc., including the form of Rights Certificate and the Summary of Rights attached thereto as Exhibits A and B, respectively, incorporated by reference to Frontier Airlines, Inc. Registration Statement on Form 8-A dated March 11, 1997. (4)
4.1(a)	Amendment to Rights Agreement dated June 30, 1997.(5)
4.1(b)	Amendment to Rights Agreement dated December 5, 1997.(6)
4.1(c)	Third Amendment to Rights Agreement dated September 9, 1999.(7)
4.1(d)	Fourth Amendment to Rights Agreement dated May 30, 2001.(8)
4.1(e)	Fifth Amendment to Rights Agreement dated May 2, 2005.(9)
4.1(f)	Sixth Amendment to Rights Agreement dated May 2, 2005.(9)
4.2	Form of Indenture.(12)
4.3	Form of Debt Security.(1)
4.4	Form of Pass Through Trust Agreement.(1)
4.5	Form of Pass Through Trust Certificate.(1)
4.6	Form of Common Stock Certificate.(10)
4.7	Warrant to Purchase Common Stock dated February 14, 2003.(11)
4.8	Registration Rights Agreement dated as of February 14, 2003, between Frontier Airlines, Inc. and the Holders of Warrants to purchase Common Stock.(11)
5	Opinion of Faegre & Benson LLP.(1)
8.1	Tax Opinion of Faegre & Benson LLP relating to Pass Through Certificates. (included as part of Exhibit 5)
12	Computation of ratio of earnings to fixed charges.
23.1	Consent of Faegre & Benson LLP. (included as part of Exhibit 5)
23.2	Consent of KPMG LLP.
24	Powers of Attorney.(12)
25.1	Statement of Eligibility and Qualification of Trustee under the Indenture for Debt Securities.(1)
25.2	Statement of Eligibility and Qualification of Trustee under the Pass Through Trust Agreement.(1)

(1)
To be filed by amendment or incorporated by reference in connection with the issuance of the securities.

(2)
Incorporated by reference from the Company's Quarterly Report on Form 10-Q, Commission File No. 0-24126, filed on November 14, 2001.

(3)
Incorporated by reference from the Company's Quarterly Report on Form 10-Q, Commission File No. 0-24126, filed on August 10, 1999.

(4)
Incorporated by reference from the Company's Report on Form 8-K filed on March 12, 1997.

(5)
Incorporated by reference from the Company's Annual Report on Form 10-KSB, Commission File No. 0-24126, filed July 14, 1997.

(6)
Incorporated by reference from the Company's Annual Report on Form 10-K, Commission File No. 0-24126, filed on June 22, 1999.

(7)
Incorporated by reference from the Company's Report on Form 8-K filed on October 1, 1997.

(8)
Incorporated by reference from the Company's Annual Report on Form 10-K, Commission File No. 0-24126, filed on June 8, 2001, as amended by Form 10-K/A filed on July 31, 2001.

(9)
Incorporated by reference from the Company's Annual Report on Form 10-K, Commission File No. 001-12805 filed on June 14, 2005.

(10)
Incorporated by reference from the Company's Registration Statement on Form SB-2, Commission File No. 33-77790-D, declared effective May 20, 1994.

(11)
Incorporated by reference from the Company's Report on Form 8-K, Commission File No. 0-24126, filed on March 25, 2003.

(12)
Previously filed.